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                              CONTRACT OF SALE

                               by and between


                           THE STROH COMPANIES, INC.,
                                  as Seller


                                     and


                                 COPART, INC.,
                                     as Purchaser


                         --------------------------------

                            Dated as of March __, 1996

                         --------------------------------


                                    Property:


                               7521 Woodman Avenue
                                   Van Nuys, CA

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

                                TABLE OF CONTENTS
                                -----------------
SECTION                                                                   PAGE
-------                                                                   ----

1.       Property .......................................................    1

2.       Purchase Price and Escrow Provisions ...........................    1

3.       Condition of Property; Title ...................................    4

4.       Time and Place of Closing; Contingency Period; Loan Documents ..    4

5.       Conditions to Closing ..........................................    9

6.       Seller's Representations and Agreements ........................   13

7.       Purchaser's Representations and Agreements .....................   16

8.       Apportionments .................................................   19

9.       Closing Matters ................................................   22

10.      Title Examination; Survey ......................................   23

11.      Risk of Loss ...................................................   25

12.      Brokerage ......................................................   27

13.      Remedies .......................................................   27

14.      Notices ........................................................   29

15.      Choice of Law ..................................................   30

16.      Miscellaneous ..................................................   30

                                     EXHIBITS
                                     --------

A:  Legal Description of Land (Section 1)
B:  Personal Property (Section 1)
C:  Deed (Section 5)
D:  Leases and Security Deposits (Section 5(a)(i)(3))
E:  Certificates, Licenses and Permits (Section 5(a)(i)(7))

F:  Dlilgence Materials
G:  California Escrow Provisions (Section 2(c))
H:  Bill of Sale (Section 5(a)(i)(2))
I:  Assignment and Assumption of Leases, Security Deposits and Prepaid Rents
       (Section 5(a)(i)(3))
J:  General Assignment and Assumption (Section 5(a)(i)(4))
K:  [Intentionally Omitted]
L:  Tenant Letter Form (Section 5(a)(i)(11))
M:  FIRPTA Affidavit (Section 6(a)(iv))
N:  Form of Tenant Estoppel Certificate (Section 5(a)(i)(12))
O:  Service Contracts (Section 6(a)(viii))
P:  Environmental Disclosure (Section 6(a)(x))

                              CONTRACT OF SALE

            AGREEMENT, made as of March ___, 1996, by and between THE STROH COMPANIES, INC., a Delaware corporation having an office at 100 River Place, Detroit, MI 48207-4291 ("SELLER"), and COPART, INC., a California corporation having an office at 5500 E. Second Street, Second Floor, Benicia, CA 94510 ("PURCHASER").

                           W I T N E S S E T H:


            In consideration of the mutual covenants and provisions herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

            1. PROPERTY. Seller hereby agrees to sell and Purchaser hereby agrees to purchase, upon the terms and conditions set forth in this Agreement, the property (the "PROPERTY") consisting of (a) all those certain plots, pieces or parcels of land located in the City of Los Angeles, of County of Los Angeles, State of California, and having a street address at 7521 Woodman Avenue, Van Nuys, CA, and more particularly described in Exhibit A hereto (the "LAND"), (b) all buildings and all other structures, facilities or improvements presently located or hereinafter located in or on the Land (the "IMPROVEMENTS"), (c) all fixtures, machinery, systems, equipment and items of personal property owned by Seller attached or appurtenant to, located on and used in connection with the ownership, use, operation or maintenance of the Land or the Improvements, including, without being limited. to, the personal property set forth in Exhibit B hereto (collectively, the "Personal Property") (d) all strips, gores, easements, privileges, licenses, permits, approvals, authorizations, rights and appurtenances relating to any of the foregoing, and (e) all of Seller's right, title and interest in any sewer facility credits relating to the Land and the Improvements.

            2. PURCHASE PRICE AND ESCROW PROVISIONS. (a) The purchase price for the Property is TEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($10,500,000.00) (the "PURCHASE PRICE").

            (b)  The Purchase Price shall be payable as follows:

            (i) Within three (3) business days after the execution and delivery of this Agreement, Purchaser shall pay ONE HUNDRED THOUSAND DOLLARS ($100,000.00) (the "DOWNPAYMENT"), by check delivered and deposited as provided in Section 2(c) below, subject to collection, payable to the order of Escrow Agent (as defined in Section 2(c) below), or wire transfer of same day funds to Escrow Agent's account in accordance with Escrow Agent's written wiring instructions. The Downpayment shall be held in accordance with Sections 2(c) and (e) hereof, and shall only be refundable to Purchaser (a) until the expiration of the Contingency Period (as hereinafter defined), in accordance with Sections 4(c)(i) and 4(c)(ii) hereof and (b) from and after the expiration of the Contingency Period, if the Closing (as hereinafter defined) does not occur for any reason other than default by Purchaser, in accordance with Section 13(c)(i). On the Closing Date, the Downpayment and all interest earned thereon shall be credited against the Purchase Price.

            (ii) At least one (1) business day prior to the Closing Date (as hereinafter defined), Purchaser shall execute and deliver to Escrow Agent the following (the "LOAN DOCUMENTS"), which shall be in the form agreed upon pursuant to Section 4(g) hereof: (a) a purchase money note in the amount of $7,500,000.00 (the "PURCHASE LOAN") payable to the order of Seller (the "NOTE"); (b) a purchase money deed of trust, security agreement and financing statement securing the Note and creating a first priority lien on the Property subject only to the Permitted Title Exceptions (as hereinafter defined) (the "DEED OF TRUST"); (c) an assignment of rents and leases securing the Note and granting a present, absolute assignment to Seller of all rents derived from leases affecting the Property (the "ASSIGNMENT OF RENTS AND LEASES"); (d) an environmental indemnity from Copart, Inc. and (e) a UCC financing statement for the Personal Property.

            (iii) At least one (1) business day prior to the Closing Date, an amount, subject to adjustment or withholding pursuant to the terms of this Agreement, equal to the balance of the Purchase Price (I.E., the Purchase Price less the sum of (a) the Downpayment and all interest thereon and (b) $7,500,000.00) shall be paid by wire transfer of immediately available funds to Escrow Agent's account in accordance with Escrow Agent's written instructions.

            (c) Within three (3) business days after the execution of this Agreement by Seller and Purchaser, Seller and Purchaser shall open escrow ("ESCROW") with Continental Lawyers Title Company at its offices at 800 East Colorado Boulevard, Pasadena, CA ("ESCROW AGENT"), by depositing with Escrow Agent an executed copy of this Agreement and by Purchaser depositing with the Escrow Agent the Downpayment. Failure by Purchaser to timely deposit the Downpayment shall result in the automatic termination of this Agreement and Escrow. The terms of this Agreement, together with Escrow Agent's standard general instructions, shall be the instructions to Escrow Agent with respect to the purchase of the Property. The terms of this Agreement shall control over any inconsistent provisions of Escrow Agent's standard general instructions, which instructions shall be executed by the parties hereto following the receipt thereof.

            (d) Escrow and title insurance costs, fees and expenses shall be paid in accordance with Section 9(a) hereof.

            (e) Escrow Agent shall invest and deliver the Downpayment in accordance with the provisions set forth on the attached Exhibit G.

            (f) Prior to the Closing the parties shall deposit the following items with Escrow Agent:

            (i)  Seller shall deposit:

                  (a) the Deed;

                  (b) the Bill of Sale, the Lease Assignment, the General
            Assignment, the California Form 590-RE, and the FIRPTA Affidavit;
            and

                  (c) any other documents to be delivered by Seller and to be recorded at Closing.

            (ii)  Purchaser shall deposit:

                   (a) the Loan Documents;

                   (b) the Lease Assignment and the General Assignment; and

                   (c) the balance of the Purchase Price for the Property.

            (g) Upon receipt by Escrow Agent of confirmation from each of Seller and Purchaser that all of the conditions set forth in Section 5 have been satisfied, Escrow Agent is hereby instructed to take the following action:

            (i) record the Deed (with documentary transfer taxes affixed after recordation), the Deed of Trust and the Assignment of Rents and Leases and file with the Secretary of State of California the UCC financing statement for the Personal Property;

            (ii) deliver and disburse to Seller (a) the Note and the balance of the Purchase Price and all other amounts, subject to adjustment or withholding pursuant to the terms of this Agreement, and (b) the Deed of Trust, the Assignment of Rents and Leases and the UCC financing statements, as recorded or filed, as applicable (to the extent the foregoing documents are returned to Escrow Agent by the recorder's office following the recording or filing thereof);

            (iii) deliver and disburse to Purchaser the Bill of Sale, the Lease Assignment, the General Assignment and the FIRPTA Affidavit and the balance of funds, if any, after the disbursements provided for in clause (ii) above; and

            (iv) cause the Title Company to issue the owner's and mortgagee's title policies to Purchaser and Seller, respectively.

            3. CONDITION OF PROPERTY; TITLE. (a) Purchaser agrees to purchase the Property in its present "as is" condition, including, without limitation, the presence of any asbestos or asbestos containing materials or other Hazardous Materials (as hereinafter defined), subject to reasonable use, wear, tear and natural deterioration of the Property between the date hereof and the Closing Date and except as otherwise expressly provided herein. Except as set forth in this Agreement and the Exhibits hereto, Seller has not made any representations as to the physical condition or any other matter or thing affecting or related to the Property.

            (b) Purchaser shall accept title to the Property subject to the matters agreed upon by the parties on or prior to the Contingency Date pursuant to Section 10. If Seller shall so request, Purchaser will allow Escrow Agent, upon the Closing, to pay from the cash balance of the Purchase Price due Seller as much thereof as may be necessary to satisfy any lien(s) or encumbrance(s) which Seller is obligated or elects to cure hereunder, provided the Title Company agrees to remove such liens and encumbrances from the Title Policy.

            4. TIME AND PLACE OF CLOSING; CONTINGENCY PERIOD; LOAN DOCUMENTS. (a) CLOSING. The closing of the transactions contemplated hereby (the "CLOSING") shall take place at 8:00 a.m. on May 31, 1996 (the "AGREED DATE") at the offices of Escrow Agent at 800 East Colorado Boulevard, Pasadena, California, or at such other place or time as Seller and Purchaser may mutually agree. Subject to Seller's right to adjourn the Closing pursuant to Section 10(c)(iii) hereof, TIME IS OF THE ESSENCE for the parties to consummate the Closing on or prior to the Agreed Date. The term "CLOSING DATE", as used in this Agreement, shall mean the date when the Deed has been duly delivered, accepted and recorded.

            (b) PRE-CLOSING. Prior to the Agreed Date, the parties shall cooperate with each other to (i) examine and approve, to the extent practicable, all of Seller's Closing Documents and all of Purchaser's Closing Documents (as defined in Section 5 hereof), (ii) agree, to the extent practicable, upon the apportionments pursuant to Section 8 hereof and (iii) settle such other matters as are customarily determined in advance of closing.

            (c) PURCHASER'S TERMINATION RIGHT. (i) Purchaser shall have the right, in its sole and absolute discretion, to terminate this Agreement upon written notice to Seller and Escrow Agent at any time prior to 5:00 p.m. (Los Angeles time) on May 15, 1996 (the "CONTINGENCY DATE"). TIME IS OF THE ESSENCE as to receipt of notice of termination on or prior to Contingency Date. In the event that Purchaser shall have not given Seller and Escrow Agent such notice on or prior to the Contingency Date, Purchaser shall be deemed to have waived its right to terminate under this Section 4(c)(i). The period from the date hereof through the Contingency Date is herein referred to as the "CONTINGENCY PERIOD".

            (ii) Upon termination of this Agreement pursuant to the Section 4(c)(i) (or Sections 4(g) or 10(c)(ii), as applicable), Purchaser shall be entitled to the Downpayment and all interest earned thereon and the parties shall jointly instruct Escrow Agent to promptly return the Downpayment, together with interest earned thereon, to Purchaser. Upon such return, this Agreement shall be deemed terminated, and neither party shall have any further liability or obligation to the other hereunder, except for such liabilities and obligations as are specifically stated to survive the termination of this Agreement (and the obligation contained in the following sentence). If this Agreement is so terminated, Purchaser shall, within five
(5) days following such termination, deliver to Seller copies of all engineering, environmental and other physical due diligence reports prepared for Purchaser by Purchaser's third-party consultants (excluding proprietary matters and without representation or warranty and subject to other limitations on which such due diligence reports were prepared ) and return to Seller all of the items delivered to Purchaser pursuant to Section 4(d).

            (d) DUE DILIGENCE ITEMS. Purchaser acknowledges receipt of the following:

            (i) a copy of the soils reports, engineering studies, grading plans, topographical maps and seismic tests, studies, reports or analyses relating to the Property described on Exhibit "F" hereto;

            (ii) copies of the real property tax bills for the Property for the 1993-1994, 1994-1995 and 1995-1996 tax years;

            (iii) a copy of the reports, correspondence, test results and recommendations relating to the Property described on Exhibit "F" hereto;

            (iv) the description on Exhibit "F" hereto of (a) all pending causes, claims, proceedings or legal actions instituted against Seller with respect to the Property, and (b) to Seller's actual knowledge, all causes, claims, proceedings or legal actions threatened against Seller with respect to the Property;

            (v) complete copies of all of (a) the Leases (as defined in Section 5(a)(i)(3) hereof) and (b) the Permits (as defined in Section 5(a)(i)(7) hereof);

            (vi) the list set forth on Exhibit "F" hereof of all tangible personal property owned or leased by Seller as of the date hereof which is included in the sale, which property is attached or appurtenant to, located on and used in connection with the Land and the Improvements;

            (vii) the list set forth on Exhibit "F" hereof, and complete copies, of certificates of insurance evidencing the insurance policies currently maintained by

      Seller with respect to the Property, and the list set forth on Exhibit "F" hereof, and complete copies of, all claims and settlements made within the last three (3) years; and

            (viii) the list set forth on Exhibit "F" hereof of all building plans and specifications for the Improvements in Seller's possession or reasonably available to Seller (the "PLANS AND SPECIFICATIONS").

            (e) INSPECTION. During the Contingency Period and thereafter so long as this Agreement has not been terminated, upon reasonable prior notice to Seller, Purchaser shall have reasonable access during normal business hours to all of Seller's tenant files for the Property and to all of Seller's other books and records and files relating to the Property that are not confidential in nature and to the Plans and Specifications, and Purchaser shall have the right to communicate directly with any private, quasi-governmental or governmental authority or entity regarding the Property, including, without limitation, any party that performed work for or on behalf of Seller (and Seller shall authorize such parties to communicate with Purchaser); PROVIDED, HOWEVER, to the extent Seller's books and records relating to the Property are intermingled with books and records pertaining to other property of Seller, Seller shall provide Purchaser with copies of such books and records appropriately redacted; PROVIDED, FURTHER, HOWEVER, Purchaser shall not be entitled to communicate or otherwise meet with any of the Tenants unless a representative of Seller is present (and Seller hereby agrees to make itself or its representative reasonably available for such a meeting). In addition, Purchaser shall have the right to inspect the physical condition of the Property at Purchaser's sole cost and expense at reasonable times during the Contingency Period in accordance with the following:

            (i) Purchaser shall have the right to commence its physical inspection of the Property after Seller's receipt of written evidence that Purchaser has procured the insurance required by Section 4(e)(iii). Purchaser's physical inspection of the Property shall be conducted at times that are reasonably and mutually acceptable to Purchaser, Seller and any Tenants (as defined in Section 5(a)(i)(3) hereof). Such inspection shall be conducted in a manner that does not unreasonably disturb the Tenants and other occupants of the Property and their use thereof and Purchaser and Purchaser's agents shall perform inspections only while accompanied by one or more representatives of Seller (and Seller hereby agrees to make itself or its representatives reasonably available for such inspections). Upon completion of its inspection, tests or surveys, Purchaser shall restore the Property to its condition prior to such inspection, tests or surveys. No borings may be conducted except upon the prior written approval of Seller, in its good faith discretion and taking into account the rights of the Tenants and other occupants of the Property.

            (ii) Purchaser agrees that Purchaser shall, effective upon the expiration of the Contingency Period, be deemed to have represented and warranted that (a) Purchaser has conducted such tests, surveys and inspections, and made such boring, percolation, geologic, environmental and soils tests and other studies of the Property, and (b) Seller has provided Purchaser with adequate opportunity to make such inspection of the Property (including, an inspection for zoning, land use, environmental and other laws, regulations and restrictions), in each case, as Purchaser has, in Purchaser's discretion, deemed necessary or advisable as a condition precedent to Purchaser's purchase of the Property and to determine the physical, environmental and land use characteristics of the Property (including without limitation, its subsurface) and its suitability for Purchaser's intended use.

            (iii) Purchaser shall obtain at Purchaser's sole cost and expense, prior to commencement of any investigative activities on the Property, a policy of commercial general liability insurance covering any and all liability of Purchaser and Seller with respect or arising out of any investigative activities or other activities while on the Property. Such policy of insurance shall be kept and maintained in force during the term of this Agreement and shall cover claims arising as a result of the acts of Purchaser, Purchaser's employees, agents, contractors, suppliers, consultants or other related parties during the term of this Agreement in respect of such activities. Such policy of insurance shall have liability limits of not less than $1,000,000.00 combined single limit per occurrence for bodily injury, personal injury or property damage liability, and shall (a) include general liability insurance covering all liability of Purchaser, Purchaser's employees, agents, contractors, suppliers, consultants or other related parties with respect to any investigative activities on the Property, extended coverage and coverage for contractual liability (limited to bodily injury and/or property damage and including the matters set forth in
      Section 4(e)(iv)), owner's protective liability, independent contractor's liability and completed operations liability, (b) be in form and substance and issued by an insurance company reasonably satisfactory to Seller, and (c) name Seller as an additional insured. Purchaser agrees that if said aggregate limit applied to the Property is reduced by the payment of a claim or the establishment of a reserve, Purchaser shall take all practical immediate action to have the aggregate limit restored by endorsement to the existing policy or the purchase of an additional insurance policy complying with these requirements. Upon request from time to time Purchaser shall provide Seller with information regarding the insurance covering the Property.

            (iv) Purchaser shall indemnify Seller from and against all liability to persons or in respect of property resulting from Purchaser's inspection and testing of the Property (including, without limitation, repairing any and all damages to any portion of the Property and restoring the Property to its condition prior to any inspection, test or survey), arising out of or related to Purchaser's conducting such inspections, surveys, tests, and studies, except to the extent such liability arises from Seller's acts, if any, in conducting such inspections, surveys, tests, and studies with Purchaser. The foregoing indemnification shall not include any liability to Seller arising from the results or information derived from any such inspections, surveys, tests, and studies. Purchaser shall keep the Property free and clear of mechanic's liens or materialmen's liens related to Purchaser's right of inspection and the activities contemplated by Section 4(e). Purchaser's indemnification obligations set forth herein shall survive the Closing and shall survive the termination of this Agreement and Escrow.

            (f) RELEASE. Purchaser irrevocably and unconditionally waives and releases Purchaser's right (if any) to recover from Seller and its directors, officers, employees, representatives and agents, any and all damages, losses, liabilities, costs or expenses whatsoever, and claims therefor, whether direct or indirect, known or unknown, or foreseen or unforeseen, which may arise from or be related to the presence, existence, use, generation, release, discharge, storage, disposal or transportation of any asbestos or asbestos-containing materials located on the Property to the extent disclosed by Seller in writing, known by Purchaser or disclosed by any written material obtained by Purchaser in connection with Purchaser's due diligence on or prior to the Closing Date. Purchaser hereby agrees, represents and warrants that Purchaser realizes and acknowledges that factual matters now unknown to it and Seller may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Purchaser further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Purchaser nevertheless hereby intends, and by consummating the transactions contemplated hereby shall be deemed affirmatively, to release, discharge and acquit Seller from any such Released Claims. Purchaser expressly waives the benefits of Section 1542 of the California Civil Code, which provides as follows:

      A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THE CREDITOR DOES NOT KNOW TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN TO HIM MUST HAVE MATERIALLY AFFECTED THE SETTLEMENT WITH THE DEBTOR.

                    --------                     --------


                    --------                     --------
                    SELLER'S                     PURCHASER'S
                    INITIALS                      INITIALS

The provisions of this Section 4(f) shall survive the Closing.

            (g) LOAN DOCUMENTS. The parties shall endeavor to agree upon and finalize prior to May 8, 1996 the form of the Loan Documents. If the form of the Loan Documents is not finalized by such date for any reason, then from and after such date, either party may terminate this Agreement upon written notice to the other and Escrow Agent at any time prior to the Loan Documents being finalized. Upon termination of this Agreement pursuant to the preceding sentence, the provisions of Section 4(c)(ii) shall apply.

            5.    CONDITIONS TO CLOSING.   (a)  PURCHASER'S CONDITIONS.
Purchaser's obligation to pay the Purchase Price, to accept title to the Property and otherwise to consummate the transactions contemplated hereby shall be subject to the satisfaction of the following conditions precedent on and as of the Closing Date:

            (i) Seller shall deliver to Purchaser (and to Escrow Agent, to the extent required pursuant to Section 2(f) hereof) on or before the Closing Date the following ("SELLER'S CLOSING DOCUMENTS"):

                  (1) a Grant Deed (the "DEED") in the form annexed hereto as Exhibit C, for recording, duly executed and acknowledged by Seller, sufficient to convey to Purchaser fee simple title to the Property (to the extent that the same shall consist of real property) free of all liens and encumbrances other than the Permitted Title Exceptions;

                  (2) a bill of sale, in substantially the form annexed hereto as Exhibit H (the "BILL OF SALE"), duly executed and acknowledged by Seller;

                  (3) an assignment by Seller and assumption by Purchaser, in substantially the form annexed hereto as Exhibit I (the "LEASE ASSIGNMENT"), duly executed and acknowledged by Seller and by Purchaser, of all of Seller's obligations, right, title and interest in, to and under the leases and the amendments, extensions, modifications and supplements thereto set forth on Exhibit D hereto, as updated to the Closing Date (the "LEASES"), and of all security deposits and prepaid rents made by the tenants or any other persons having rights under the Leases (the "TENANTS"); PROVIDED, HOWEVER, the Lease Assignment shall not include the Copart Leases;

                  (4) an assignment by Seller and assumption by Purchaser, in substantially the form annexed hereto as Exhibit J (the "GENERAL ASSIGNMENT"), duly executed and acknowledged by Seller and by Purchaser, of all of Seller's obligations, right, title and interest in, to and under the Permits (as defined in Section 5(a)(i)(7) hereof), the Service Contracts and the sewer facility credits;

                  (5) a certificate of a duly authorized officer of Seller to the effect that the warranties and representations of Seller set forth in this Agreement are true and complete in all material respects on and as of the Closing Date (which certificate shall be subject to the survival limitations applicable to the representations and warranties contained in Section 6) ("SELLER'S REPRESENTATIONS CERTIFICATE");

                  (6) original, fully executed, complete copies of all Leases other than the Copart Leases (or, if any such original copy is unavailable, a duplicate copy thereof, certified by Seller as accurate, complete and identical to original thereof);

                  (7) to the extent the same are in Seller's possession, the originals (or, if any such original copy is unavailable, a duplicate copy thereof, certified by Seller as accurate, complete and identical to original thereof) of the certificates, licenses and permits for the Property (including all amendments, modifications, supplements and extensions thereof) listed in Exhibit E hereto (the "PERMITS"), except to the extent the same are required to be and are affixed at the Property;

                  (8) to the extent the same are in Seller's possession, a complete set of keys for the Property, each marked to indicate its purpose;

                  (9) a letter by Seller and Purchaser to the Tenants in the form annexed hereto as Exhibit L informing them of the change in ownership of the Property;

                  (10) the Foreign Investment in Real Property Tax Act affidavit required by Section 6(a)(iv) hereof;

                  (11)  a completed California Form 590-RE;

                  (12) estoppel letters from each of the Tenants under the SMSA Lease and the Moving Lease (each as defined in Exhibit D) dated within thirty (30) days prior to the Closing Date and substantially in the form annexed hereto as Exhibit K hereto; PROVIDED, HOWEVER, an estoppel letter from the Tenant under the Moving Lease shall satisfy the conditions hereof notwithstanding the inclusion within such estoppel letter of a qualification to the effect that such Tenant is entitled to a rent abatement for the period from January 1, 1997 to March 31, 1997. With respect to each such estoppel letter received by Purchaser, upon the earlier of the Closing Date or five (5) business days after Purchaser's receipt of such estoppel letter, Purchaser shall notify Seller in writing whether Purchaser accepts such estoppel letter or rejects such estoppel letter on the grounds that such estoppel letter, in Purchaser's opinion, fails to satisfy the conditions set forth in this
            Section 5(a)(i)(12). Purchaser's failure to timely notify Seller of its acceptance or rejection of any such estoppel letter shall be deemed to be an acceptance of such estoppel letter. If Purchaser rejects any estoppel letter and Seller agrees that such estoppel letter fails to satisfy the conditions set forth in this
            Section 5(a)(i)(12), then this Agreement shall terminate upon notice from Seller to Purchaser, and upon such termination neither party shall have any liability to the other hereunder, except that Seller shall be obligated to instruct Escrow Agent to return to Purchaser the Downpayment and any interest thereon), and except for such liabilities and obligations as are specifically stated to survive the termination of this Agreement;

                  (13) a certificate from the Secretary or an Assistant Secretary of Seller with respect to the due authorization of Seller to enter in this Agreement and consummate the transactions contemplated hereby; and

                  (14) such additional documentation as reasonably necessary or desirable in connection with the transactions contemplated by this Agreement.

            (ii) Purchaser shall receive from Continental Lawyers Title Company (the "TITLE COMPANY"), a current ALTA Form B owner's form of title insurance policy in the form agreed to pursuant to Section 10(b) hereof, or an irrevocable and unconditional binder to issue the same, in an amount equal to the Purchase Price, dated, or updated to, the Closing Date, insuring, at its ordinary premium rates (including, without limitation, normal fees for upgrades, endorsements and affirmative insurance requested by Purchaser), Purchaser's title to the Property subject only to the Permitted Title Exceptions (as hereinafter defined).

            (iii)  [Intentionally Omitted]

            (iv) Subject to Section 6(e) hereof, the representations and warranties of Seller contained in this Agreement shall be true and complete in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date.

            (b) SELLER'S CONDITIONS. Seller's obligation to deliver title to the Property and to otherwise consummate the transactions contemplated hereby shall be subject to compliance by Purchaser with the following conditions precedent on and as of the Closing Date:

            (i)  Purchaser shall deliver to Escrow Agent, in accordance with
      Section 2(b)(iii) hereof, the balance of the Purchase Price due pursuant to Section 2(b) hereof and such other amounts as are due Seller hereunder, subject to adjustment of such amount pursuant to
      Section 8 hereof.

            (ii) Purchaser shall deliver to Seller (and to Escrow Agent, to the extent required pursuant to Section 2(f) hereof, with an original to Seller) on or before the Closing Date the following, each of which shall be in form and substance satisfactory to Seller ("PURCHASER'S CLOSING DOCUMENTS"):

                  (1) a certificate of a duly authorized Secretary of Purchaser to the effect that the warranties and representations of Purchaser set forth in this Agreement are true and complete in all material respects on and as of the Closing Date;

                  (2) duly executed and acknowledged counterparts of the Lease Assignment and the General Assignment;

                  (3) a receipt for the security deposits transferred to Purchaser;

                  (4) appropriate transfer tax returns of Purchaser, if applicable;

                  (5) the Loan Documents, duly executed, and where appropriate, acknowledged by Purchaser and in appropriate form for recording; and

                  (6) such additional documentation as reasonably necessary or desirable in connection with the transactions contemplated by this Agreement.

            (iii) The representations and warranties of Purchaser contained in this Agreement shall be true and complete in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date.

            (iv) Seller shall receive from the Title Company, a current ALTA mortgagee's form of title insurance policy, or an irrevocable and unconditional binder to issue the same, in an amount equal to the principal amount of the Note, dated, or updated to, the Closing Date, insuring, or committing to insure, at its ordinary premium rates, that the Deed of Trust creates a first priority lien on the Property subject only to the Permitted Title Exceptions (as hereinafter defined).

            (c) CONDITIONS GENERALLY. The foregoing conditions are for the benefit only of the party for whom they are specified to be conditions precedent and such party may, in its sole discretion, waive any or all of such conditions and close title under this Agreement without any increase in, abatement of or credit against the Purchase Price.

            6.    SELLER'S REPRESENTATIONS AND AGREEMENTS.

            (a) REPRESENTATIONS. Seller represents and warrants to Purchaser as follows:

            (i) Seller is a corporation that has been duly organized and is validly existing in good standing under the laws of the State of Delaware and is qualified to do business in and is in good standing under the laws of the State of California.

            (ii) Seller has full power and right to enter into and perform its obligations under this Agreement and the other agreements contemplated herein to be executed and performed by it, including, without being limited to, conveying the Property as herein provided.

            (iii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby on the part of Seller (a) have been duly authorized by all necessary corporate acts on the part of Seller and (b) do not and will not (1) except as to the transfer of the Permits, require any governmental or other consent, (2) violate or conflict with any judgment, decree or order of any court applicable to or affecting Seller, (3) violate or conflict with any law or governmental regulation applicable to Seller, (4) violate or conflict with the organizational documents of Seller and (5) result in the breach of or constitute a default under any agreement, contract, indenture or other instrument or other obligation to which Seller is a party or is otherwise bound. Upon the assumption that this Agreement constitutes the legal, valid and binding obligation of Purchaser, this Agreement constitutes the legal, valid and binding obligation of Seller.

            (iv)  Seller is not a "foreign person" within the meaning of section 1445 of the United States Internal Revenue Code of 1986, as amended, and the regulations issued thereunder (the "Code"), and Seller shall deliver to Purchaser on the Closing Date an affidavit in the form annexed hereto as Exhibit M.

            (v) (a) There are no leases, tenancies or rights to occupy presently affecting the Property other than the Leases; (b) Seller has heretofore delivered to Purchaser true and complete copies of each of the Leases; (c) the Leases are in full force and effect, except to the extent that, on or prior to the Closing Date, (1) any such Lease shall have expired in accordance with its terms (and not because of any termination or other acceleration of the stated expiration date therefor), or (2) with respect to the SMSA Lease or Moving Lease (as such Leases are defined in Exhibit D), the respective Tenants thereof have terminated such Leases pursuant to an express right granted thereunder; (d) to the best of Seller's knowledge, Seller is not in default in any material respect under any Lease; (e) Seller has not sent notice to any Tenant claiming that such Tenant is in default under its Lease, except to the extent that any such default as to which notice has been given has been cured to the knowledge of Seller; (f) the Leases have not been modified or amended, except as set forth on Exhibit D hereto; and (g) there are no security deposits paid by Tenants under their Leases, except as set forth on Exhibit D hereto. For purposes of the representations set forth in this Section 6(a)(v) being made as of the Closing Date, the term "Leases" shall include New Leases (as hereinafter defined).

            (vii) To Seller's actual knowledge, the Permits listed on Exhibit E hereto are all of the material certificates, licenses and permits from governmental authorities held by Seller in connection with the ownership of the Property and Seller has delivered to Purchaser true and complete copies of the Permits.

            (viii) Except as set forth in Exhibit O hereto, Seller is neither a party to any written or oral agreement of any type pertaining to the operation, maintenance, management and/or repair of the Property ("SERVICE CONTRACTS") nor has assumed in writing any such agreement, except for any such agreement that will be terminated prior to the Closing.

            (ix) There is no action or proceeding instituted by Seller or in which Seller is a named party before any court, agency or official with respect to the validity of any statutes, ordinances, regulations or restrictions or any permits or approvals thereunder relating to the Property.

            (x) Seller has not received written notice that the Property is subject to any removal or remediation order from any federal, state or local regulatory authority regarding the disposal or storage of any materials (including, without limitation, asbestos and asbestos containing materials) (collectively, "HAZARDOUS MATERIALS") regulated by any applicable local, state or federal law, rule or regulation pertaining to contamination, clean-up or disclosure (collectively, "ENVIRONMENTAL LAWS") on or about the Property, whether such order relates to actions or omissions by Seller or any other party. Except as set forth in any of the Environmental Reports (as defined in Exhibit F hereto) or Exhibit P hereto, all operations or activities upon, or use or occupancy of, the Property and Improvements, or any portion thereof, by Seller, or, to the best of Seller's knowledge, by any prior tenant or occupant or owner of the

      Property, or any portion thereof, or any current tenant or occupant of the Property (other than Copart), or any portion thereof, is in all material respects in compliance with all Environmental Laws, and neither Seller nor, to the best of Seller's knowledge, any prior tenant or occupant of the Property or any portion thereof, has engaged in or permitted any dumping, discharge, disposal, spillage or leakage (whether legal or illegal, accidental or intentional) of any Hazardous Materials at, on, in, under or about the Property or any portion thereof in violation of any Environmental Law. Except as set forth in any of the Environmental Reports or Exhibit P hereto, (a) to the best of Seller's knowledge, there has been no production, storage or disposal on the Property of any Hazardous Materials, and (b) there are not now and, to the best of Seller's knowledge, have never been any underground storage tanks located on the Property.

            (xi) The documents listed in Addendum F(i)(iii) attached to Exhibit F hereto together with the LAFD Application for Certificate of Disclosure of Hazardous Substances (file 036081-001-0) referred to in Exhibit P constitute all of the reports, surveys, evaluations, investigations and assessments in Seller's possession with respect to Hazardous Materials on the Property.

            (b) MISCELLANEOUS AGREEMENTS. Seller, during the term of this Agreement, will (i) operate and maintain the Property in substantially the same manner as it has heretofore operated and maintained the same, subject to the rights of Tenants under the Leases as in effect on the date hereof, (ii) not, without Purchaser's consent, which consent Purchaser agrees not to unreasonably withhold or delay, enter into any new service, maintenance or operating agreement unless the same may be terminated by Seller (and, after the Closing, by Purchaser) upon not more than thirty (30) days written notice without the payment of any premium or penalty by Purchaser, (iii) not enter into any leases for all or any portion of the Property nor modify, amend, supplement, extend, renew or terminate any existing Lease or consent to the surrender or assignment of any existing Lease or to any subleasing under any existing Lease, in each case without Purchaser's prior consent, which consent Purchaser agrees not to unreasonably withhold or delay (any such lease, amendment, supplement, extension, renewal or termination with Purchaser's consent being herein a "NEW LEASE"), and if Purchaser shall consent or not object to a New Lease, Schedule D hereof shall be amended to include the appropriate information, (iv) not take any action which will or would cause any of the representations or warranties in this Agreement to become untrue or be violated, and (v) not apply any of the security deposits, in whole or in part, given by Tenants under the Leases to the payment of delinquent rent.
 Seller shall deliver to Purchaser a notice of each proposed action hereunder, stating, if applicable, whether Seller is willing to consent to such action and setting forth the relevant information therefor and, if applicable, the number of days within which Seller must respond to the proposed action under the terms of the applicable Lease or other agreement, and any other material information supplied to Seller as to the proposed action. Purchaser shall have ten (10) days after delivery to it of such notice and information to determine whether or not to approve such action. If Purchaser shall not give notice of its disapproval within such ten (10) day period, Purchaser shall be deemed to have approved such action. If any Lease or other agreement (or any provision thereof) requires that Seller's consent not be unreasonably withheld or delayed, then Purchaser shall not unreasonably delay or withhold its consent to such action. If any Lease or other agreement provides Seller with fewer than ten (10) days within which to grant any such approval or disapproval, such ten (10) day period provided for above shall be reduced to two (2) days less than the number of days provided for in such Lease or other agreement. Notwithstanding anything to the contrary set forth in this Section 6(b) or elsewhere in this Agreement, during the Contingency Period, Seller reserves the right to negotiate the purchase and sale of the Property with other prospective purchasers.

            (c)  ACCESS.  Subject to and in accordance with the provisions of
Section 4(e), Seller shall, during normal business hours upon reasonable prior notice, allow Purchaser or its representatives access for the purpose of inspection of the Property.

            (d) SURVIVAL. The representations and warranties of Seller contained in this Agreement, and the covenants contained in clauses (ii) and
(iii) of Section 6(b) shall survive for one (1) year after the Closing. Purchaser shall have no right to make, and hereby waives, any claim based upon such representations and warranties or such covenants after the date that is one (1) year after the Closing.

            (e) CERTAIN LIMITATIONS ON SELLER'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller set forth in
Section 6(a) are subject to the following express limitations:

            (i) Seller does not represent or warrant that any particular Lease will be in force or effect as of the Closing or that the Tenants will not be in default under their respective Leases, except to the extent so represented in Seller's Representation Certificate; and

            (ii) the termination of any Lease shall not affect the obligations of Purchaser hereunder.

            7.    PURCHASER'S REPRESENTATIONS AND AGREEMENTS.
(a) REPRESENTATIONS.  Purchaser represents and warrants to Seller as follows:

            (i) Purchaser is a corporation that has been duly organized and is validly existing in good standing under the laws of the State of California;

            (ii) Purchaser has full power and right to enter into and perform its obligations under this Agreement, the Loan Documents and the other agreements contemplated herein to be executed and performed by it;

            (iii) Purchaser is not in the hands of a receiver nor is application for a receiver pending, Purchaser has not made an assignment for the benefit of creditors, nor has Purchaser filed, or had filed against it, any petition in bankruptcy; and

            (iv) The execution and delivery of this Agreement, the Purchaser Closing Documents and the Loan Documents and the consummation of the transactions contemplated hereby on the part of Purchaser (1) have been (or, with respect to the Loan Documents, will be as of the Closing
      Date) duly authorized by all necessary corporate acts on the part of Purchaser, and (2) do not and will not (a) require any governmental or other consent, (b) violate or conflict with any judgment, decree or order of any court applicable to or affecting Purchaser, (c) violate or conflict with any law or governmental regulation applicable to Purchaser, (d) violate or conflict with the organizational documents of Purchaser and (e) do not and will not result in the breach of, or constitute a default under, any agreement, contract, indenture or other instrument or obligation to which Purchaser is a party or is otherwise bound. Upon the assumption that this Agreement constitutes the legal, valid and binding obligation of Seller, this Agreement constitutes the legal, valid and binding obligation of Purchaser, and the Loan Documents, when executed and delivered by Purchaser, will constitute the legal, valid and binding obligation of Purchaser.

            (v) (a) Purchaser has not relied on any verbal or written representations, warranties, promises or guaranties whatsoever made by Seller or any of the employees, agents or attorneys of Seller to Purchaser with respect to the physical condition or operation of Property, the actual or projected revenue and expenses of the Property, the zoning and other laws, regulations and rules applicable to the Property or the compliance of the Property therewith, the quantity, quality or condition of the articles of personal property and fixtures included in the transactions contemplated hereby, the use or occupancy of the Property or any part thereof or any other matter or thing affecting or related to the Property or the transactions contemplated hereby, except as, and solely to the extent, herein (and in the Exhibits hereto) expressly and specifically set forth, and (b) Purchaser has entered into this Agreement after having made and relied solely on (1) its own independent investigation, inspection, analysis, appraisal, examination and evaluation of the facts and circumstances,
      (2) Seller's representations and warranties contained in this Agreement and the Exhibits hereto and (3) the written materials Seller has provided to Purchaser pursuant to this Agreement (PROVIDED, HOWEVER, that Seller shall not be liable for any untrue or inaccurate statements contained in any such written materials prepared by a consultant or other third party)).

            (b) RELEASE. Purchaser irrevocably and unconditionally waives and releases Purchaser's right (if any) to recover from Seller and its directors, officers, employees, representatives and agents, any and all damages, losses, liabilities, costs or expenses whatsoever, and claims therefor, whether direct or indirect, known or unknown, or foreseen or unforeseen, which may arise from or be related to any breach of a representation or warranty made by Seller in this Agreement (including any Exhibit hereto) to the extent actually known to Purchaser on or prior to the Closing Date (the "RELEASED CLAIMS"). The foregoing waiver and release shall not affect Purchaser's rights under Section 5(a)(iv) hereof. Only in this connection and to the extent permitted by law, Purchaser hereby agrees, represents and warrants that Purchaser realizes and acknowledges that factual matters now unknown to it and Seller may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Purchaser further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Purchaser nevertheless hereby intends, and by consummating the transactions contemplated hereby shall be deemed affirmatively, to release, discharge and acquit Seller from any such Released Claims. Purchaser expressly waives the benefits of Section 1542 of the California Civil Code, which provides as follows:

      A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THE CREDITOR DOES NOT KNOW TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN TO HIM MUST HAVE MATERIALLY AFFECTED THE SETTLEMENT WITH THE DEBTOR.


                    --------                     ---------



                    --------                     ---------
                    SELLER'S                     PURCHASER'S
                    INITIALS                      INITIALS


The foregoing provisions of this Section 7(b) are not intended to affect the rights of Purchaser with respect to any breach of a representation or warranty made by Seller in this Agreement (including the Exhibits hereto) that is not disclosed in writing by Seller to Purchaser prior to the Closing, which rights shall be subject to Section 6(d) hereof. The provisions of this
Section 7(b) shall survive the Closing.

            (c) SURVIVAL. The representations and warranties set forth in this Section 7, as applicable at the Closing Date, shall survive for one (1) year after the Closing. Seller shall have no right to make, and hereby waives, any claim based upon such representations and warranties after the date that is one (1) year after the Closing.

            8. APPORTIONMENTS. (a) The following items shall be apportioned at the Closing as of the close of business on the day immediately preceding the Closing Date:

            (i) Rents and all other charges (including cost reimbursement payments) payable under the Copart Lease as of the Closing Date (whether or not collected).

            (ii) Rents and all other charges (including cost reimbursement payments) payable under the Leases other than the Copart Leases as and when collected; PROVIDED, HOWEVER, that if any rents under any of such Leases shall be accrued and unpaid at the Closing Date, the rents collected by Purchaser on or after the Closing Date shall first be applied to all rents due at the time of such collection with respect to the period after the Closing Date with the balance payable to Seller to the extent of rents delinquent as of the Closing Date; and, PROVIDED FURTHER that Purchaser shall not be required to institute any proceeding to collect any rents accrued and unpaid on the Closing Date. If Seller shall not have received all accrued and unpaid rents due it as of the Closing Date within ninety (90) days thereafter, Seller, at it sole cost and expense, shall be entitled to bring such actions or proceedings not affecting possession or enforcing landlord's liens as it shall desire to collect any such accrued and unpaid rents, and Purchaser shall cooperate with Seller in any such action.

            (iii)  Real estate taxes and assessments.

            (iv)  Water rates and charges.

            (v)  Sewer and vault taxes and rents.

            (vi) Annual license, permit and inspection fees with respect only to those Permits transferred to Purchaser at the Closing.

            (vii) All charges and payments for fuel and steam, gas, electricity and all other utility services supplied to the Property which are not charged directly to Tenants; PROVIDED, HOWEVER, that if there is no meter or if the current bill for any of such utilities has not been issued prior to the Closing Date, the charges therefor shall be adjusted at the Closing on the basis of the charges for the prior period for which bills were issued and shall be further adjusted when the bills for the current period are issued.

            (viii) Payments and other charges under Service Contracts which are transferred to Purchaser at the Closing.

            (ix) All other income from and expenses related to the Property of every type and nature.

If any of the foregoing cannot be apportioned at the Closing because of the unavailability of the amounts which are to be apportioned, or additional information regarding any of the foregoing apportioned at the Closing is made available after the Closing, such items shall be apportioned or reapportioned, as the case may be, as soon as practicable after the Closing Date.

            (b) Seller shall furnish readings of the water, gas and electric meters located on the Property, if any, other than meters measuring the computation of utilities which are the direct responsibility of any Tenant, to a date not more than thirty (30) days prior to the Closing Date and the unfixed water rates and charges, sewer taxes and rents and gas and electricity charges, if any, based thereon for the intervening time shall be apportioned on the basis of such last readings. If such readings are not obtainable by the Closing Date, then, at the Closing, any water rates and charges, sewer taxes and rents and gas and electricity charges which are based on such readings shall be prorated based upon the per diem charges obtained by using the most recent period for which such readings shall then be available. Upon the taking of subsequent actual readings, the apportionment of such charges shall be recalculated and Seller or Purchaser, as the case may be, promptly shall make a payment to the other based upon such recalculation.

            (c) The amount of any unpaid real property taxes and assessments, water rates and charges and sewer taxes and rents which Seller is obligated to pay and discharge may, at the option of Seller, be paid out of the cash balance of the Purchase Price (and therefore reducing the cash to be paid by Purchaser to Seller at Closing), provided that official bills therefor, indicating the interest and penalties, if any, thereon, are furnished by Seller by the Closing.

            (d) If any refunds of real property taxes or assessments, water rates and charges or sewer taxes and rents shall be made after the Closing, the same shall be held in trust by Seller or Purchaser, as the case may be, and shall first be applied to the unreimbursed costs incurred in obtaining the same, then paid to any Tenant who is entitled to the same and the balance, if any, shall be paid to Seller to the extent such refunds are for the period prior to the Closing Date and to Purchaser to the extent such refunds are for the period commencing with the Closing Date.

            (e) In the event the apportionments hereinabove provided which are to be made at the Closing result in a credit balance to either party, such sum shall be paid at the Closing by increasing or decreasing, as appropriate, the Purchase Price by the amount of such credit balance in favor of Seller or Purchaser, as the case may be.

            (f) If any proceeding for reassessment or other proceeding to determine the assessed value of the Property or the real property taxes payable with respect to the Property shall have been commenced prior to the date hereof and be continuing as of the Closing Date,

Seller shall be entitled to control the prosecution of such proceeding or proceedings to completion and to settle or compromise any claim therein. Purchaser agrees to cooperate with Seller and to execute any and all documents reasonably requested by Seller in furtherance of the foregoing.

            (g) No insurance policies of Seller are to be transferred to Purchaser, and no apportionment of the premiums therefor shall be made. Purchaser acknowledges that it shall be responsible for securing its own insurance for the Property.

            (h) [Intentionally Omitted].

            (i) (i) If any rents (including cost reimbursement payments) are payable or accruable under the Leases on the basis of estimates or formulae and are subject to adjustment after the Closing Date, such rents shall be apportioned at the Closing to the extent collected on the basis of the then current charges or accruals, as applicable, and shall be subject to reapportionment on the basis of the amounts as finally determined to be owing under the Leases. Apportionment of escalation rent shall be made on the basis of a 365 day year and the actual number of days elapsed. Within a reasonable time after Purchaser has made its calculations of the final cost reimbursement payments in respect of the pertinent fiscal periods and prior to billing tenants therefor, Purchaser shall prepare and submit to Seller a final calculation of the amounts and other items to be apportioned pursuant to this Agreement as of the Closing Date (the "Final Report"). Seller shall raise any objections it has to the Final Report within fifteen (15) days after the submission thereof by written notice to Purchaser given within said fifteen (15) day period and stating in reasonable detail Seller's objections, and Purchaser shall allow Seller and its authorized representatives reasonable access during business hours to its books and records pertinent to the Property to permit Seller to review the Final Report and to ascertain its accuracy.

            (ii) If Seller shall raise any objections to the Final Report as provided above, the parties shall meet within ten (10) days after submission of Seller's notice thereof and attempt to resolve such objections. If any objections are not resolved within said ten (10) day period, such objections may thereafter be submitted by either party to any certified public accountant reasonably acceptable to the parties for determination. The determination of such firm shall be final and conclusive on the parties and judgment may be entered thereon in any court of competent jurisdiction.

            (iii) The Final Report shall be deemed amended by agreement of the parties or determination of such firm, and, within ten (10) days after such agreement or determination (or, if Seller raises no objections to the Final Report, the expiration of the fifteen (15) day objection period), Purchaser shall bill the tenants therefor. Thereafter, Seller promptly shall pay to Purchaser, or Purchaser shall pay to Seller promptly upon collection, as the case may be, the amount determined to be due from such party to the other in accordance with this Section 8 based upon the Final Report, as the same may have been amended.

            (iv) If a determination is required, the parties shall bear the fees and expenses of the firm handling such determination equally.

            (j) The obligations of the parties hereto under this Section 8 shall survive the Closing.

            9. CLOSING MATTERS. The following items shall be provided for at the Closing:

            (a)  PAYMENT OF RECORDING, TITLE AND OTHER FEES.

                  (i) TRANSFER TAXES AND RECORDING FEES. Seller shall pay to the appropriate governmental (state, county, city and other) authority all documentary, stamp, intangible and other transfer taxes in connection with the transfer of the Property. Purchaser shall pay all state, city, county, municipal and other governmental recording fees and charges in connection with the transactions contemplated by this Agreement.

                  (ii) TITLE AND SURVEYOR FEES. (a) Seller shall pay the cost of (1) all premiums, charges and fees of the Title Company and surveyor in connection with a CLTA Standard Coverage owner's title policy (without endorsement) and the Survey to be delivered to Purchaser hereunder; PROVIDED, HOWEVER, that if an ALTA owner's form of title insurance policy shall be delivered at the Closing, Seller shall only be obligated to pay the premiums for a current form CLTA policy (the "CLTA COST") and Purchaser shall pay the incremental amount necessary to obtain such other form policy and any CLTA Endorsements; (2) one-half (1/2) of the escrow fees; and (3) all costs incurred in the preparation of the Deed.

                   (B) Purchaser shall pay (1) all premiums, charges and fees of the Title Company in connection with the increased cost of the title policy to the extent that such cost shall exceed the CLTA Cost and the cost of all endorsements to the title policy; and (2) one-half (1/2) of the escrow fees. If escrow fails to close because of the default of either Seller or Purchaser, without limiting the rights and remedies of the other party, the defaulting party shall bear all costs and fees of escrow.

                  (iii) OTHER CHARGES. Other charges, if any, shall be paid in the manner in which purchasers and sellers of real property in Los Angeles County, California customarily divide such charges.

            (b) Seller shall pay over to Purchaser all prepaid rents or other sums held by Seller and not applied against the Tenant's obligations thereunder for the period prior to the Closing Date.

            (c) Seller shall pay all brokerage commissions and finders' fees applicable to the current terms of Leases existing on the date hereof. Purchaser shall be responsible for all brokerage commissions which Seller has disclosed in writing to Purchaser prior to the Contingency Date in respect of (a) renewals and extensions of the Leases (including, without being limited to, any brokerage commissions due in respect of a Tenant waiving or failing to exercise a cancellation right) and (b) expansions of the premises demised thereunder, whether or not such renewals, extensions or expansions are provided for in the Leases.

The obligations of the parties under this Section 9 shall survive the Closing.

            10. TITLE EXAMINATION; SURVEY. (a) Purchaser acknowledges receipt from the Title Company of the Title Company's ALTA title insurance commitment, dated January 30, 1996, under Order No. 5093787-39 (the "ORIGINAL REPORT") and all the documents underlying the exceptions thereto. Seller and Purchaser hereby confirm that the Title Company shall deliver to Seller and Purchaser any updates or continuations thereof or any supplements thereto ("TITLE UPDATES"). Purchaser further acknowledges receipt of an as-built ALTA survey of the Property prepared by Psmoas and Associates dated March 26, 1996 (the "SURVEY").

            (b) The parties shall endeavor to agree prior to the Contingency Date upon the form of the owner's title insurance policy to be issued to Purchaser by the Title Company at the Closing, including the endorsements thereto and the matters subject to which Purchaser shall accept title to the Property (such matters being the "PERMITTED TITLE EXCEPTIONS"), such agreement to be evidenced by a "Pro-Forma" title insurance policy prepared by the Title Company.

            (c) (i) Within fifteen (15) days of the date hereof, Purchaser shall deliver to Seller a written statement (a "PURCHASER'S TITLE NOTICE") setting forth in reasonable detail its objections to any liens or encumbrances affecting, or other defects in or objections to, title to the Property ("TITLE DEFECTS") disclosed by the Original Report, and within five
(5) business days after the issuance of each Title Update (or by the earlier to occur after the issuance of each Title Update of the Agreed Date or the Closing), Purchaser shall deliver to Seller a Purchaser's Title Notice setting forth in reasonable detail its objections to any other Title Defects disclosed by such Title Update. The failure by Purchaser to deliver any such Purchaser's Title Notice within the time period specified for the Original Report shall constitute a waiver by Purchaser of any Title Defect set forth in the Original Report, and any such Title Defect not so objected shall constitute a Permitted Title Exception. The failure by Purchaser to deliver any such Purchaser's Title Notice within the time period specified for any Title Update shall constitute a disapproval by Purchaser of any Title Defect set forth in such Title Update.

            (ii) If Purchaser disapproves (or is deemed to have disapproved) any Title Defect shown in the Original Report or any Title Update by timely delivering a Purchaser's Title Notice (or by failing to deliver a Purchaser's Title Notice in the case of any Title Update), then Seller shall indicate (a) which Title Defects Seller intends to remove from the Title Policy (and as exceptions to title to the Property) and the manner in which Seller intends to do so, (b) which Title Defects Seller shall remove from the Title Policy (and as exceptions to title to the Property) and the manner in which Seller shall do so and (c) which Title Defects Seller does not intend to remove, by delivering written notice thereof to Purchaser ("SELLER'S TITLE NOTICE") within ten (10) business days after receiving a Purchaser's Title Notice (and with respect to Title Defects on Title Updates for which Seller has not received a Purchaser's Title Notice, at any time). If Seller fails to timely deliver Seller's Title Notice, then Seller shall be deemed to have elected not to remove any of the Title Defects referred to in the applicable Purchaser's Title Notice or set forth in the applicable Title Update (as to which Purchaser has disapproved or is deemed to have disapproved). Purchaser shall have the right to disapprove Seller's Title Notice, or Seller's election or deemed election not to remove any Title Defects referred to in the applicable Purchaser's Title Notice, as applicable, by delivering written notice thereof to Seller within five (5) days after the earlier of (x) receipt of Seller's Title Notice or (y) the deadline for delivery of Seller's Title Notice; and Purchaser's failure to timely do so shall constitute Purchaser's disapproval thereof. If Purchaser disapproves or is deemed to have disapproved of Seller's Title Notice or Seller's election not to remove any Title Defects referred to in Purchaser's Title Notice, such disapproval or deemed disapproval shall constitute an election by Purchaser to terminate this Agreement as of the date of disapproval or deemed disapproval, in which event the provisions of Section 13(c)(i) shall apply. If Purchaser approves Seller's Title Notice, then the removal of any Title Defect as to which Seller has notified Purchaser that it shall remove or intends to remove the same shall be a condition to Purchaser's obligation to consummate the transactions contemplated hereby, and by the Closing Date (subject to adjournment as provided in clause (iii) below) Seller shall remove any Title Defect as to which Seller has notified Purchaser that it shall remove the same.

             Notwithstanding the foregoing, Purchaser hereby objects to all liens in respect of due and unpaid monetary obligations or securing unpaid indebtedness (other than liens for non-delinquent real property taxes and assessments) ("MONETARY LIENS") and Seller agrees to cause all Monetary Liens for mortgages or deeds of trust or other security instruments entered into by Seller, mechanic's liens for work done by Seller and judgment liens for judgments against Seller to be removed at Seller's sole cost at or prior to the Closing Date, up to an aggregate amount not to exceed $100,000.00. Regarding the standard nonspecific exception in the Title Policy for parties in possession, Purchaser hereby objects thereto, and Seller agrees to deliver to the Title Company an appropriate affidavit (provided the form thereof is acceptable to Seller) certifying that the only tenants under written leases with Seller in respect of the Property are the Tenants under the Leases. With respect to the standard nonspecific exception in the Title Policy for materials furnished to and labor performed in connection with the construction of improvements on the Property within the last ninety (90) days prior to the Closing, Purchaser hereby objects thereto, and Seller agrees to provide the Title Company with an appropriate affidavit with respect to materials furnished to and labor performed in connection with the construction of improvements on the Property by or on behalf of Seller within such period, but not as to any of the materials furnished or labor performed by or on behalf of any Tenants of the Property. Seller also agrees to provide the Title Company with an appropriate "gap period" affidavit with respect to any agreements or instruments affecting title to the Property and entered into or granted by Seller during the period commencing on the latest date prior to the Closing for which the land records of Los Angeles County are current and ending on the Closing Date.

            (iii) Seller shall be entitled to reasonable adjournments of the Closing (but in no event more than thirty (30) days) to attempt to remove any Title Defect, and notwithstanding anything to the contrary, Seller shall not be required to bring any action or proceeding, or take any steps, or otherwise incur any expense to remove any Title Defect except to the extent Seller has notified Purchaser in Seller's Title Notice that it shall remove any such Title Defect.

            11. RISK OF LOSS. (a) Neither Seller nor Purchaser shall have the right to terminate this Agreement if the Property is destroyed or damaged by fire or other casualty. If there is damage to or destruction of the Property by fire or other casualty, there shall be no abatement of the Purchase Price, Seller shall assign to Purchaser (without recourse) at the Closing the rights of Seller to the proceeds, if any, under Seller's insurance policies covering the Property with respect to such damage or destruction, and Purchaser shall be entitled to receive and keep any monies received from such insurance policies. Purchaser shall have the right to participate with Seller in the settlement of all insurance claims, and Seller shall not agree to any adjustment of claims without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed.
If Purchaser reasonably rejects or otherwise reasonably withholds its consent to any such adjustment acceptable to Seller, then Purchaser may contest the claim and if Purchaser so seeks to contest any such claim in court or by other proceeding, Purchaser shall be responsible for the payment of all reasonable attorneys fees and other expenses incurred by Seller in commencing and prosecuting any action under the applicable insurance policies. Notwithstanding anything to the contrary contained in the preceding portions of this Section 11(a), if there is damage to or destruction of the Property by a casualty that is not covered by Seller's insurance and the reasonably estimated cost to repair the damage or destruction caused thereby exceeds $100,000, Seller shall notify Purchaser of such casualty promptly following the occurrence thereof, and Purchaser shall have the right to terminate this Agreement by giving notice to the other not later than ten (10) days after the giving of Seller's notice. If Purchaser elects to terminate this Agreement as aforesaid, this Agreement shall terminate and be of no further force and effect and neither party shall have any liability to the other hereunder, except that Seller shall be obligated to instruct Escrow Agent to return to Purchaser the Downpayment and interest earned thereon; PROVIDED, HOWEVER, Seller shall have the right to require Purchaser to consummate the transactions contemplated hereby (subject to the other provisions of this Agreement) by giving notice to Purchaser not later than ten (10) days after the giving of Purchaser's notice to terminate, provided that Purchaser shall be entitled to an abatement of the Purchase Price in the amount reasonably estimated to repair the damage or destruction caused by such uninsured casualty.

            (b) If, prior to the Closing Date, all or any material portion of the Property is taken by eminent domain (or is the subject of a pending taking which has not yet been consummated) or access to the Property or the available parking area therefor is reduced as a result of eminent domain or restricted or reduced as a result of eminent domain, in any such case such that the Property as it is currently used is not in compliance with applicable zoning requirements or any Tenant can terminate its Lease by reason of such taking or pending taking, Seller shall notify Purchaser of such fact promptly after obtaining knowledge thereof and Purchaser shall have the right to terminate this Agreement by giving notice to Seller not later than ten (10) days after the giving of Seller's notice. For purposes hereof, a "material portion" of the Property shall mean such a portion of the Property as shall have a value, as reasonably determined by Seller, in excess of $100,000. If Purchaser elects to terminate this Agreement as aforesaid, this Agreement shall terminate and be of no further force and effect and neither party shall have any liability to the other hereunder, except that Seller shall be obligated to instruct Escrow Agent to return to Purchaser the Downpayment and interest earned thereon. If Purchaser shall not elect to cancel this Agreement, or if there has not been a taking by eminent domain or otherwise that gives rise to the right of Purchaser to terminate, then the sale of the Property shall be consummated as herein provided at the Purchase Price (without abatement) and Seller shall assign to Purchaser (without recourse) at the Closing all of Seller's right, title and interest in and to all awards, if any, for the taking to be delivered, and Purchaser shall be entitled to receive and keep all awards to be delivered for the taking of the Property or such portions thereof. Unless or until this Agreement is terminated, Seller shall take no action with respect to any eminent domain proceeding without the prior written consent of Purchaser, which shall not be unreasonably withheld, unless any such action is necessary to preserve Seller's rights in any such proceeding.

            (c) The parties' obligations, if any, under this Section 11 shall survive the Closing. The provisions of this Section 11 are and shall be an express provision contrary to and in lieu of the provisions of the Uniform Vendor and Purchaser Act of the State of California (Section 1662 of The Civil Code of the State of California) which the parties agree shall be inapplicable to the transactions contemplated hereby and the parties further agree that the provisions of this Section 11 shall govern.

            12. BROKERAGE. Each of Purchaser and Seller represents and warrants to the other that it has not hired, retained or dealt with any broker, consultant, intermediary or finder in connection with the negotiation, execution or delivery of this Agreement or the consummation of the transactions contemplated hereby other than Cushman & Wakefield of California Inc. Seller shall pay the brokerage commission due such broker pursuant to a separate agreement, and Seller hereby agrees to indemnify Purchaser from and against liability arising out of or in connection with any claims by such broker with respect to this Agreement. Seller and Purchaser each covenant and agree to indemnify each other from and against liability arising out of or in connection with any claim by any other broker or agent that the aforesaid representation or warranty is untrue. The provisions of this Section 12 shall survive the Closing.

            13. REMEDIES. (a) IN THE EVENT THE CLOSING AND THE CONSUMMATION OF THE TRANSACTION HEREIN CONTEMPLATED DOES NOT OCCUR AS AND AT THE TIME HEREIN PROVIDED BY REASON OF A DEFAULT OF PURCHASER, PURCHASER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES WHICH SELLER MAY SUFFER. THEREFORE PURCHASER AND SELLER DO HEREBY AGREE THAT A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT SELLER WOULD SUFFER IN THE EVENT THAT PURCHASER DEFAULTS AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY IS AND SHALL BE, AS SELLER'S SOLE AND EXCLUSIVE REMEDY (WHETHER AT LAW OR IN EQUITY), AN AMOUNT EQUAL TO THE DOWNPAYMENT (INCLUDING ANY INTEREST THEREON). SAID AMOUNT SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR THE BREACH OF THIS AGREEMENT BY PURCHASER, ALL OTHER CLAIMS TO DAMAGES OR OTHER REMEDIES BEING HEREIN EXPRESSLY WAIVED BY SELLER, EXCEPT FOR SUCH LIABILITIES OR OBLIGATIONS WHICH ARE SPECIFICALLY STATED TO SURVIVE THE TERMINATION OF THIS AGREEMENT. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. SELLER HEREBY WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 3389. UPON DEFAULT BY PURCHASER, THIS AGREEMENT SHALL BE TERMINATED AND NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER, EACH TO THE OTHER, EXCEPT FOR THE RIGHT OF SELLER TO COLLECT SUCH LIQUIDATED DAMAGES FROM PURCHASER AND ESCROW HOLDER AND EXCEPT FOR SUCH LIABILITIES OR OBLIGATIONS WHICH ARE SPECIFICALLY STATED TO SURVIVE THE TERMINATION OF THIS AGREEMENT.

                   ----------                    ----------


                   ----------                     ----------
                    Seller's                     Purchaser's
                    Initials                      Initials

            (b) As material consideration to Seller's entering into this Agreement with Purchaser, subject to Section 13(c) hereof, Purchaser expressly waives the (i) remedy of specific performance on account of Seller's default under this Agreement and (ii) any right under California Code of Civil Procedure, Part II, Title 4.5 (Sections 409 through 409.9) or at common law or otherwise to record or file a lis pendens or a notice of pendency of action or similar notice against all or any portion of this Property.

            (c) In the event that on the Closing Date, Seller shall be unable to perform its obligations or to satisfy any condition applicable to Seller hereunder (including the conditions set forth in Section 5(a)) in accordance with the provisions of this Agreement or title to the Property shall not be in accordance with this Agreement and provided that Purchaser is not in default of Purchaser's obligations under this Agreement, the Purchaser shall have the right, at Purchaser's option, either (i) to terminate this Agreement and the Escrow by giving written notice thereof to Seller and to Escrow Agent, whereupon the sole liability of Seller shall be to instruct the Escrow Agent to return the Downpayment (and any interest thereon) to Purchaser, and upon such return, this Agreement shall be deemed terminated and Seller shall not have any further liability or obligation to Purchaser hereunder nor shall Purchaser have any further liability or obligation to Seller hereunder, except for such liabilities or obligations as are specifically stated to survive the termination of this Agreement, or (ii) to obtain specific performance by Seller of its obligations under this Agreement, PROVIDED, HOWEVER, that (a) as a condition precedent to Purchaser's right under this Section 13(c) to obtain specific performance by Seller and to commence an action therefore and to record a notice of lis pendens or other notice or filing in the county records, Purchaser shall fully perform all of its obligations under this Agreement, including, without being limited to, delivery to Escrow Agent of the Loan Documents and the balance of the Purchase Price pursuant to Section 2(b) hereof and the performance of all other obligations of Purchaser under this Agreement; and
(b) Seller shall not be obligated, nor may Purchaser seek in such action for specific performance to compel Seller, to perform any obligation as to which
(1) Seller does not have exclusive control for the full performance thereof nor can such exclusive control be readily obtained or (2) Seller has not been the cause of such default and the reason for the failure of such act to be performed or (3) Seller does not have the express affirmative obligation to perform under this Agreement (as for example, Purchaser may not compel Seller to remove any Title Defect unless Seller shall have notified Purchaser in Seller's Title Notice that Seller shall remove such Title Defect or unless Seller is obligated to remove such Title Defect pursuant to the second paragraph of Section 10(c)(ii)); PROVIDED, HOWEVER, that Seller and

Purchaser agree that the foregoing do not apply to the act of execution and delivery by Seller of the Deed.

            14. NOTICES. All notices and other communications required or permitted hereby shall be in writing and shall be deemed to have been duly and sufficiently given if (a) personally delivered with proof of delivery thereof (any notice or communication so delivered being deemed to have been received at the time so delivered), or (b) sent by Federal Express (or other similar overnight courier) designating early morning delivery (any notice or communication so delivered being deemed to have been received on the business day following receipt by the courier), or (c) sent by United States registered or certified mail, postage prepaid, at a post office regularly maintained by the United States Postal Service (any notice or communication so sent being deemed to have been received two (2) business days after mailing in the United States), or (d) sent by telecopier or facsimile (any notice or communication so delivered shall be effective upon receipt and shall be deemed to have been received (i) on the business day so sent, if so sent prior to 4:30 P.M. (based on the recipient's time) of the business day so sent, and (ii) on the business day following the day so sent, if so sent on a nonbusiness day or on or after 4:30 P.M. (based on the recipient's time) of the business day so sent, in any such case addressed to the respective parties as follows:

            (i)   if to Seller:

                  The Stroh Companies, Inc.
                  100 River Place
                  Detroit, MI 48207-4291
                  Attention:  Vincent M. Abatemarco
                  Telephone:  (313) 446-2475
                  Fax: (313) 446-2816

                  with a copy to:

                  Shearman & Sterling
                  153 East 53rd Street
                  New York, New York  10022
                  Attention: Benzion J. Westreich, Esq.
                  Telephone:  (212) 848-4668
                  Fax:  (212) 848-5252

            (ii)  if to Purchaser:

                  Copart, Inc.
                  5500 E. Second Street
                  Second Floor

                  Benicia, CA 94510
                  Attention:  Paul A. Styer, Esq.
                  Telephone:  (707) 748-5007
                  Fax: (707) 748-5088


            (iii) if to Escrow Agent:

                  Continental Lawyers Title Company
                  800 East Colorado Boulevard
                  Pasadena, CA 91101
                  Attention:  Andrea Mendoza
                  Telephone:  (818) 304-0040
                  Fax:  (818) 793-4906

Either party may, by notice given as aforesaid, change the person or persons and/or address or addresses, or designate an additional person or persons or an additional address or addresses, for its notices, PROVIDED, HOWEVER, that notices of change of address or addresses shall only be effective upon receipt.

            15. CHOICE OF LAW. The interpretation, enforcement and performance of this Agreement shall be governed by the laws of the State of California applicable to agreements made and to be performed wholly within such State.

            16. MISCELLANEOUS. (a) ENTIRE AGREEMENT; EXHIBITS. This Agreement, together with the Exhibits hereto, constitute the entire agreement of the parties hereto regarding the subject matter of this Agreement and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are hereby merged herein. Exhibits A through P annexed hereto are hereby incorporated herein and made a part hereof by reference as fully as though set forth herein.

            (b) AMENDMENTS. This Agreement may not be modified, amended, altered, supplemented or cancelled except pursuant to the terms hereof or an instrument in writing signed by the parties hereto.

            (c) ACCEPTANCE OF THE DEED. The acceptance of the Deed to the Property by Purchaser shall be deemed an acknowledgment by Purchaser that Seller has fully complied with all of its obligations hereunder and that Seller is discharged therefrom and that Seller shall have no further obligation or liability with respect to any of the agreements made by Seller in this Agreement, except for those provisions of this Agreement which expressly provide that any obligation of Seller shall survive the Closing, including, but not limited to, the provisions of Sections 4(e)(iv), 4(f), 6(a), 7, 8, 9, 12 and 16(p).

            (d) INDEMNIFICATION GENERALLY. (i) Wherever it is provided in this Agreement or in any agreement or document delivered pursuant hereto that a party shall indemnify another party hereunder against liability or damages, such phrase and words of similar import shall mean that the indemnifying party hereby agrees to and does indemnify, defend and hold harmless the indemnified party and such party's direct and indirect shareholders or partners and their respective past, present and future officers, directors, employees and agents from and against any and all costs, claims, demands, suits, causes of action, judgments, interests, damages, losses, liabilities and expenses (including, without being limited to, reasonable attorneys' fees and disbursements) to which they or any of them may become subject or which may be incurred by or asserted against any or all of them attributable to, arising out of or in connection with the matters provided for in such provision.

            (ii) If any action, suit or proceeding is commenced, or if any claim, demand or assessment is asserted in respect of which a party is indemnified hereunder or under any agreement or document delivered pursuant hereto, the indemnified party shall give notice thereof to the indemnifying party and the indemnifying party shall be entitled to control the defense, compromise or settlement thereof, at its own cost and expense, with counsel reasonably satisfactory to the indemnified party, and the indemnified party shall cooperate fully and make available to the indemnifying party such information under its control or in its possession relating thereto and may, at its own cost and expense, participate in such defense.

            (e) BINDING EFFECT. This Agreement does not constitute an offer to sell and shall not bind Seller unless and until Seller elects to be bound hereby by executing and delivering to Purchaser an executed original counterpart hereof and depositing the Downpayment in accordance with the terms of this Agreement and such funds having cleared.

            (f) PARTIAL INVALIDITY. If any term or provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

            (g) RECORDATION OF AGREEMENT; WAIVER OF LIS PENDENS. Neither Seller nor Purchaser may record this Agreement. Subject to Section 13(c), Purchaser hereby waives, to the extent permitted by law, any right to file a lis pendens or other form of attachment against the Property in connection with this Agreement or the transactions contemplated hereby. To the extent that any such filing is made in violation of this Agreement, Purchase shall indemnify Seller against any damages incurred by Seller in connection herewith. The provisions of this Section 16(g) shall survive termination of this Agreement.

            (h) FURTHER ASSURANCES. The parties mutually agree to execute and deliver to each other, at the Closing, such other and further documents as may be reasonably required by the parties to carry into effect the purposes and intents of this Agreement, provided such documents are customarily delivered in real estate transactions in the City of Los Angeles and do not impose any material obligations upon any party hereunder except as set forth in this Agreement.

            (i) NONIMPUTATION. Neither party to this Agreement nor any other corporation or entity referred to herein shall have imputed to it or be deemed to have the knowledge of any agent, officer, servant or employee thereof unless and until such agent, officer, servant or employee has actual knowledge of the relevant event, notice, condition, occurrence, fact or situation or has reasonable cause to know, or should reasonably be aware thereof and then only if such event, notice, condition, occurrence, fact or situation is related to matters as to which such agent, officer, servant or employee is entrusted and has authority to deal with.

            (j) PREVAILING PARTY COSTS. In the event any dispute between the parties hereto results in litigation, the prevailing party shall be reimbursed and indemnified by the party not prevailing in such dispute for all costs and expenses reasonably incurred by the prevailing party in enforcing or establishing its rights hereunder, including, without being limited to, court costs and reasonable attorneys' fees. The prevailing party shall be determined by the court based upon an assessment of which party's major arguments or positions taken in the proceedings could fairly be said to have prevailed over the other party's major arguments or positions on major disputed issues.

            (k) HEADINGS; SECTION AND EXHIBIT REFERENCES. The Section headings used herein are for reference purposes only and do not control or affect the meaning or interpretation of any term or provision hereof and shall not be deemed in any manner to modify, explain, qualify or restate any of the provisions of this Agreement. All references in this Agreement to Sections and Exhibits are to the Sections hereof and the Exhibits annexed hereto, respectively.

            (l) COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had executed the same document. All such counterparts shall be construed together and shall constitute one instrument.

            (m) ASSIGNMENT. Purchaser shall have the right to assign its rights, interests or obligations hereunder to an affiliate (as hereinafter defined) of Purchaser provided such assignment is made no less than one (1) day prior to the Closing and Purchaser gives notice thereof to Seller. Any other assignment shall be null and void and without any force or effect unless approved by Seller. Subject to and without limiting the preceding two sentences, this Agreement shall bind and inure to the benefit of the respective heirs, executors, administrators, personal representatives, successors and assigns of the parties hereto. As used in this paragraph, the term "AFFILIATE" means, as to any person, any other person that, directly or indirectly, controls, is controlled by or is under common control with such person, and the term "CONTROL" (including the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL with") of a person means the possession, direct or indirect, of the power to vote 100% of the voting stock of such person (if such person is a corporation) or 100% of the partnership interests of such person (if such person is a partnership).

            (n) NO WAIVER. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed as a waiver of any of such provisions, or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

            (o) NO OTHER PARTIES. Except as otherwise expressly provided herein, the execution and delivery of this Agreement shall not be deemed to confer any rights upon, nor obligate any of the parties hereto, to any person or entity other than the parties hereto.

            (p) TERMINATION OF COPART LEASES. Upon the Closing, the Copart Leases shall be deemed to be terminated. Notwithstanding the termination of the Copart Leases, Copart shall remain liable for any escalation payments for operating expenses and/or taxes accruing prior to the Closing. In addition, the Closing shall constitute an acknowledgment by Seller and Copart that neither party is in default of any obligations owing to the other under the Copart Leases. The provisions of this Section 16(p) shall survive the Closing.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the day and year first above written.

                              SELLER:

                              THE STROH COMPANIES, INC.


                              By:
                                   ------------------------
                                    Name:  Christopher T. Sortwell
                                    Title:  Treasurer


                              PURCHASER:

                              COPART, INC.


                              By:
                                   ------------------------
                                    Name:
                                    Title:


Escrow Agent hereby agrees to abide by the terms of Section 2 hereof and Exhibit G hereto.

ESCROW AGENT:
CONTINENTAL LAWYERS TITLE COMPANY


By:
    -------------------------
    Name:
    Title:

                                  EXHIBIT A

                          LEGAL DESCRIPTION OF LAND


            ALL THAT CERTAIN piece, parcel and tract of land, situated in the State of California, County of Los Angeles and City of Los Angeles, described as follows:

PARCEL 1:

THAT PORTION OF LOT A, AS SHOWN ON A MAP OF THE LANDS OF LOS ANGELES FARMING AND MILLING COMPANY, IN THE CITY OF LOS ANGELES, IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, ATTACHED TO DEED RECORDED JULY 20, 1910, AS PER MAP RECORDED IN BOOK 4232 PAGE 118 OF DEEDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, BOUNDED AS FOLLOWS:

BOUNDED ON THE NORTHEAST BY THE SOUTHWESTERLY LINE OF THE LAND DESCRIBED IN DEED TO THE SOUTHERN PACIFIC RAILROAD COMPANY RECORDED AUGUST 26, 1902 AS INSTRUMENT NO. 39 IN BOOK 1634 PAGE 94 OF DEEDS, IN SAID RECORDER'S OFFICE; BOUNDED ON THE EAST BY THE WESTERLY LINE OF TRACT NO. 1081, IN SAID CITY, COUNTY AND STATE, AS PER MAP RECORDED IN BOOK 17 PAGE 130 OF MAPS, IN SAID RECORDER'S OFFICE; BOUNDED ON THE SOUTH BY THE NORTHERLY LINES OF LOTS 215 AND 216 AND THE WESTERLY PROLONGATION OF SAID NORTHERLY LINES OF TRACT 1000, IN SAID CITY, COUNTY AND STATE, AS PER MAP RECORDED IN BOOK 19 PAGES 1 ET SEQ., OF MAPS, IN SAID RECORDER'S OFFICE; AND BOUNDED ON THE WEST BY THE NORTHERLY PROLONGATION OF THE CENTER LINE OF HAZELTINE AVE., 50 FEET WIDE AS DESCRIBED IN THE DEED TO TECHNICOLOR MOTION PICTURE CORPORATION RECORDED SEPTEMBER 26, 1946 AS INSTRUMENT NO. 1065 IN BOOK 23761 PAGE 237, OFFICIAL RECORDS, IN SAID RECORDER'S OFFICE.

EXCEPT THEREFROM THAT PORTION OF SAID PARCEL 1 DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST NORTHERLY CORNER OF TRACT NO. 1081 IN SAID CITY, COUNTY AND STATE, AS PER MAP RECORDED IN BOOK 17 PAGES 130 AND 131 OF MAPS, IN SAID RECORDERS; THENCE ALONG THE WESTERLY LINE OF SAID TRACT NO. 1081 SOUTH 285.90 FEET TO A LINE THAT IS PARALLEL WITH AN DISTANT NORTHERLY, 30 FEET, MEASURED AT RIGHT ANGELES, FROM THAT CERTAIN CENTER LINE COURSE AND ITS WESTERLY PROLONGATION DESCRIBED IN DEED RECORDED IN BOOK 4857 PAGE 393 OFFICIAL RECORDERS IN SAID RECORDERS OFFICE AS HAVING A LENGTH OF

480.98 FEET; THENCE ALONG SAID PARALLEL LINE NORTH 88 DEG. 40' 09" WEST 41.05 FEET TO THE EASTERLY TERMINUS OF THAT CERTAIN CURVE DESCRIBED IN THE EASEMENT DEED TO THE CITY OF LOS ANGELES RECORDED ON FEBRUARY 19, 1960 AS DOCUMENT NO. 2092 IN BOOK D 755 PAGE 555, OFFICIAL RECORDS, IN SAID RECORDERS OFFICE; THENCE NORTHWESTERLY ALONG SAID CURVE TO A LINE THAT IS PARALLEL WITH AND DISTANT EASTERLY 51 FEET FROM THAT CERTAIN CENTER LINE DESCRIBED IN SAID EASEMENT DEED; THENCE NORTHERLY ALONG SAID LAST MENTIONED PARALLEL LINE TO THE SOUTHERLY LINE OF THE SOUTHERN PACIFIC RAILROAD COMPANY'S RIGHT OF WAY, AS SHOWN ON SAID MAP OF SAID TRACT NO. 1081; THENCE EASTERLY ALONG SAID SOUTHERLY LINE A DISTANCE OF 37.57 FEET TO THE POINT OF BEGINNING.

PARCEL 2:

A EASEMENT FOR STREET PURPOSES OVER THAT PORTION OF LOT A, AS SHOWN ON A MAP OF THE LANDS OF THE LOS ANGELES FARMING AND MILLING COMPANY, IN THE CITY OF LOS ANGELES, IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, ATTACHED TO THE DEED RECORDED JULY 20, 1910 IN BOOK 4232 PAGE 118 OF DEEDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, INCLUDED WITHIN A STRIP OF LAND 25 FEET IN WIDTH, EXTENDING FROM THE EASTERLY PROLONGATION OF THE NORTHERLY LINE OF LOT 217 OF TRACT NO. 1000, AS PER MAP RECORDED IN BOOK 19 PAGE 1, ET SEQ., OF MAPS, IN SAID RECORDERS OFFICE TO THE WESTERLY PROLONGATION OF THE NORTHERLY LINE OF THE LAND DESCRIBED IN PARCEL 1 IN THE DEED TO JOS. SCHLITZ BREWING COMPANY, RECORDED MAY 15, 1969 AS INSTRUMENT NO. 368 IN BOOK D 4370 PAGE 24, OFFICIAL RECORDS, IN SAID RECORDER'S OFFICE, THE EASTERLY LINE OF SAID 25 FOOT STRIP BEING THE WESTERLY LINE OF PARCEL 1 IN SAID DEED TO JOS. SCHLITZ BREWING COMPANY.

      Assessor's Parcel Number:  2215-2-1 and 2215-2-3

                                  EXHIBIT B

                      DESCRIPTION OF PERSONAL PROPERTY

1 steel desk
2 office chairs (wood structure, cloth padded)
1 wood bookcase
1 steel safe
1 4-drawer, filing cabinet
1 supply steel cabinet
1 wood steel framed table
1 water cooler
3 small plastic trash containers
3 100 ft. hoses
2 weeder grass cutters
1 submersible sump pump (3 horsepower) located Southeast of bottling plant 1 sump pump located in powerhouse basement

                                  EXHIBIT C

                                   DEED
                                   ----

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

____________________________
____________________________
____________________________
Attn: ________________________


MAIL TAX STATEMENTS TO:

Copart, Inc.
5500 E. Second Street
Second Floor
Benecia, CA 94510
Attn:  ____________________________

------------------------------------------------------------------------------
                                      SPACE ABOVE THIS LINE FOR RECORDER'S USE


                           CORPORATION GRANT DEED

                                                        A.P.N.________________


The undersigned grantor declares:
Documentary transfer tax is $_______
(x)   computed on full value of property conveyed, or
(   ) computed on full value less value of liens and encumbrances remaining at time of sale.
(   ) Unincorporated area:(   ) City of Los Angeles, and

FOR A VALUABLE CONSIDERATION, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, THE STROH COMPANIES, INC., a corporation organized under the laws of the State of Delaware, hereby GRANTS to COPART, INC., a California corporation, all that real property situated in the City of Los Angeles, County of Los Angeles, State of California, described in Exhibit A attached hereto.

TOGETHER WITH all buildings, facilities, structures and other improvements located thereon and all tenements, hereditaments, appurtenances, privileges and other rights and interest benefitting or relating thereto (collectively, the "Property").

            TO HAVE AND TO HOLD the same unto Grantee and the successors and assigns of Grantee, forever.

            Grantor hereby covenants that Grantor has not conveyed the Property, or any right, title or interest therein, to any person other than Grantee, other than the matters set forth on Exhibit B hereto
[matters entered into by Grantor].

            In Witness Whereof, said corporation has caused its corporate name and seal to be affixed hereto and this instrument to be executed.

Dated: ______________________ , 1996     GRANTOR:

                                            THE STROH COMPANIES, INC.,
                                            a Delaware corporation


                                            By:
                                               -------------------------------
                                               Name:  Christopher T. Sortwell
                                               Title:  Treasurer

STATE OF __________             )
                                ) ss.
COUNTY OF _________             )


            On ____________, 1996, before me, ______________, a Notary
Public, personally appeared CHRISTOPHER T. SORTWELL, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed said instrument.

            WITNESS my hand and official seal.



Signature ___________________________                                   (SEAL)

                                   EXHIBIT A

                       Legal Description of the Property

                                   EXHIBIT B

                      List of  Matters Executed by Grantor

                                  EXHIBIT D

                                   LEASES

Lease by and between The Stroh Companies, Inc.,as Landlord and Copart, Inc., as Tenant, dated as of August 31, 1995, as amended by Letter Agreement between The Stroh Companies, Inc.and Copart, Inc. regarding the fire sprinkler system, dated as of August 31, 1995. (the "COPART LEASE"). Security Deposit: $15,279.

License by and between The Stroh Companies, Inc.,as Licensor and Copart, Inc., as Licensee, dated as of August 31, 1995, as amended by Letter Agreement between The Stroh Companies, Inc.and Copart, Inc. regarding the fire sprinkler system, dated as of August 31, 1995 (the "COPART LICENSE"; together with the Copart Lease, the "COPART LEASES"). Security Deposit:
$14,721.

Lease by and between The Stroh Companies, Inc., as Landlord, and Los Angeles SMSA Limited Partnership, as Tenant, dated as of January 31, 1995 (the "SMSA LEASE").

Lease by and between The Stroh Companies, Inc., as Lessor, and California Moving and Storage Company, as Lessee, dated December 1, 1994 (the "MOVING LEASE"). Security Deposit: $13,650.

                                  EXHIBIT E

                     CERTIFICATES, LICENSES AND PERMITS


      City of Los Angeles Steam Boiler or Pressure Vessel Certificate of Inspection and Permit to Operate, No. AC 4103, issued April 19, 1995.

      County of Los Angeles Public Health License No. 400496, issued October 17, 1995.

                                  EXHIBIT F

                              DUE DILIGENCE ITEMS


(i) and (iii) The list of soil reports, engineering studies, grading plans, topographical maps and seismic tests, studies, reports or analyses relating to the Property and the list of reports, correspondence, test results and recommendations relating to the Property are attached hereto as Addendum F(i)(iii).

              The reports, surveys, evaluations, investigations and assessments in Addendum F(i)(iii) are referred to in this Agreement as the "ENVIRONMENTAL REPORTS." For purposes of
              Section 6(a)(x), the term "Environmental Reports" also includes the LAFD Application for Certificate of Disclosure of Hazardous Substances (file 036081-001-0) December 1986.

              Other correspondence and recommendations relating to the Property:

                 Letter dated September 29, 1995 from Paul A. Styer, Senior Vice President, General Counsel, Copart, Inc. to J. Tim Hersch, PIC Environmental Services.

                 Letter dated September 19, 1995 from J. Tim Hersch, PIC Environmental Services to Paul Styer, Copart, Inc.

(iv)         (a) There are no pending causes, claims, proceedings or legal actions instituted against Seller with respect to the Property and (b) to Seller's actual knowledge, there are no causes, claims, proceeding or legal action threatened against Seller with respect to the Property.

(iv) The list of all tangible personal property owned or leased by Seller as of the date hereof which is included in the sale is attached to this Agreement as Exhibit B.

(vii) The certificate of insurance evidencing the insurance policies currently maintained by Seller with respect to the Property is attached hereto as Addendum F(vii). There are no claims and settlements of $50,000.00 or more made within the last three
              (3) years.

(viii) The list of all building plans and specifications for the Improvements in Seller's possession or reasonably available to Seller is attached hereto as Addendum F(viii).

                                  EXHIBIT G

                              ESCROW PROVISIONS

            1. (a) Following collection, Escrow Agent shall invest the Downpayment in an interest bearing money market account (insured by the Federal Deposit Insurance Corporation) at Bank of America (the "BANK") (any such investment being an "APPROPRIATE INVESTMENT"), at such a yield as shall be available. Escrow Agent shall use reasonable efforts to keep the Downpayment invested for a period to end prior to, but as nearly contemporaneous as is reasonable with, the Contingency Date and thereafter, if this Agreement is not terminated, the Closing Date, having due regard to the fact that the Downpayment may have to be available on the Contingency Date and, if this Agreement is not terminated, must be available on the Closing Date. If the Closing Date is changed from May 31, 1996, the scheduled Closing Date set forth in Section 4 of the Agreement to which this Exhibit G is attached, or from any rescheduled Closing Date, Seller and Purchaser shall give prompt written notice thereof to Escrow Agent, which notice shall specify the new closing date (the "NEW CLOSING DATE"). If the Appropriate Investment held by Escrow Agent at the time Escrow Agent receives such notice matures prior to the New Closing Date set forth in any such notice, Escrow Agent may, but will have no obligation to, reinvest the Downpayment in an Appropriate Investment which matures on a date on or prior to the New Closing Date set forth in such notice. Escrow Agent shall bear no liability for any loss occasioned by reasonable investment of the Downpayment as herein provided, by any reasonable delays in investing or reinvesting the Downpayment or by any failure to achieve the maximum possible yield from the Downpayment. If the Appropriate Investment held by Escrow Agent does not mature before the Closing Date, Escrow Agent, at the election of the party entitled to the Downpayment, shall either deliver the certificate or other evidence of the Appropriate Investment to such party or shall sell them prior to maturity. For purposes of these Escrow Provisions, transfer of the certificate or other documentation evidencing the Appropriate Investment to a designated party shall be deemed to constitute delivery thereof.

            (b) The Downpayment, plus any interest earned from the investment thereof in accordance with the terms of subparagraph 1(a) above, less any and all transaction or account fees, costs, expenses or charges, including, without limitation, brokerage and custodial fees, attributable to such investment (such sum hereinafter called the "INVESTED DOWNPAYMENT"), shall be delivered by Escrow Agent to Seller, to Purchaser or, if pursuant to Paragraph 4 hereof, to substitute impartial party or a court having appropriate jurisdiction, in accordance with the terms of these Provisions. Delivery of the Invested Downpayment in accordance with the terms of these Provisions shall be made by uncertified, unendorsed check of Escrow Agent or by cashier's check, at Escrow Agent's option. Escrow Agent agrees, upon request, to provide the parties with its (or the Bank's) computation of the Invested Downpayment. It shall be conclusively presumed that: (i) any and all investments made by Escrow Agent in an Appropriate Investment are authorized and permitted under the terms of these Provisions; (ii) the parties hereto have agreed to and concurred in all such Appropriate Investments; (iii) by so investing the Downpayment, Escrow Agent has complied with its investment obligations pursuant to these Provisions; and (iv)

Escrow Agent's (or the Bank's) computation of the Invested Downpayment is correct in the absence of manifest error.

            2. If all of the conditions to Closing, as set forth in Section 5 of the Agreement to which this Exhibit G is attached, shall be met and the Closing shall be consummated on the Closing Date, then on the Closing Date Escrow Agent shall deliver to Seller the Invested Downpayment against a signed receipt therefor. Escrow Agent shall also deliver the Invested Downpayment in accordance with written instructions signed by both Purchaser and Seller, specifying the party to whom the same is to be delivered (the "DESIGNATED PARTY") and the time and place where the same is to be delivered, such delivery to be made against a signed receipt therefor from the Designated Party. If Escrow Agent shall receive written instructions signed by either Purchaser or Seller specifying itself as the Designated Party and a time and place where the Invested Downpayment is to be delivered to such party, Escrow Agent shall deliver the same to such party against a signed receipt therefor from such party; PROVIDED, HOWEVER, that: (a) such Designated Party shall have delivered to Escrow Agent a written certification to the effect that such party has delivered or contemporaneously is delivering a copy of said written instructions to the other party (together with a certificate of mailing from the United States postal service therefor in the case of a copy sent to the other party by mail and a shipping receipt in the case of a copy sent by express courier) and (b) Escrow Agent shall not have received within ten (10) days after the sending of said copy contrary instructions from the said other party; PROVIDED, FURTHER, HOWEVER, that compliance with the preceding clause (b) shall not be required for any notice of termination given by Purchaser prior to the Contingency Date. In the event that Escrow Agent shall receive such contrary instructions, Escrow Agent shall not so deliver the Invested Downpayment but shall hold or deposit the same in accordance with the terms of Paragraph 4 hereof. Upon the delivery of the Invested Downpayment in accordance with this Paragraph 2, Escrow Agent shall thereupon be relieved of and discharged and released from any and all liability hereunder and with respect to the Invested Downpayment.

            3. If at any time Escrow Agent shall receive a certificate of either Seller or Purchaser (the "CERTIFYING PARTY") to the effect that: (i) the other party (the "OTHER PARTY") has defaulted under this Agreement or that this Agreement has otherwise been terminated or cancelled; (ii) a copy of the certificate and a statement in reasonable detail of the basis for the claimed default, termination or cancellation was mailed as provided herein to the Other Party prior to or contemporaneous with the giving of such certificate to Escrow Agent; and (iii) in the case of a claimed default, to the knowledge of the Certifying Party, the claimed default has not been cured, then, unless Escrow Agent shall have received contrary instructions from the Other Party within ten (10) days of Escrow Agent's receipt of said certificate, Escrow Agent shall, within ten (10) days of the expiration of such ten (10) day period, deliver the Invested Downpayment to the Certifying Party and thereupon be relieved of and discharged and released from any and all liability hereunder and with respect to the Invested Downpayment. If Escrow Agent shall receive contrary instructions from the Other Party within ten (10) days of Escrow

Agent's receipt of said certificate, Escrow Agent shall not so deliver the Invested Downpayment but shall hold or deposit the same in accordance with the terms of Paragraph 4 hereof.

            4. In the event that: (i) Escrow Agent shall not have received instructions pursuant to this Agreement on or prior to the latest of the originally scheduled Closing Date and all New Closing Dates, if any (the "LATEST CLOSING DATE"); (ii) the closing under this Agreement shall not have occurred on or prior to the Latest Closing Date; (iii) Escrow Agent shall receive contrary instructions from the parties hereto; (iv) any dispute shall arise as to any matter arising under these Provisions; (v) any alleged default by Seller or Purchaser under this Agreement shall occur; or (vi) there shall be any uncertainty as to the meaning or applicability of any of these Provisions, Escrow Agent's duties, rights or responsibilities hereunder or any written instructions received by Escrow Agent pursuant hereto, Escrow Agent may, at its option at any time thereafter, deposit the funds and/or instruments then being held by it in escrow into any court having appropriate jurisdiction, or take such affirmative steps as it may elect in order to substitute an impartial party to hold any and all escrowed funds and/or instruments, and upon making such deposit, shall thereupon be relieved of and discharged and released from any and all liability hereunder and with respect to the Invested Downpayment or any portion thereof so deposited.

            5. Escrow Agent shall be entitled to rely upon the authenticity of any signature and the genuineness and/or validity of any writing received by Escrow Agent pursuant to or otherwise relating to these Provisions.

            6. If any term, condition or provision of these Provisions, or the application thereof to any circumstance or party hereto, shall ever be held to be invalid or unenforceable, then in each such event the remainder of these Provisions or the application of such term, condition or provision to any other circumstance or party hereto (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

                                  EXHIBIT H

                                BILL OF SALE


            KNOW ALL MEN BY THESE PRESENTS, that THE STROH COMPANIES, INC., a Delaware corporation having an office at 100 River Place, Detroit, MI 48207-4291 ("SELLER"), for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, paid by COPART, INC., a California corporation having an office at 5500 E. Second Street, Second Floor, Benicia, CA 94510 ("PURCHASER"), has granted, conveyed, bargained and sold and by these presents does grant, convey, bargain and sell unto Purchaser, its successors and assigns, all of Seller's right, title and interest in and to fixtures, equipment and personal property listed on Schedule 1 attached hereto and hereby made a part hereof and to all of Seller's right, title and interest in and to all of the other fixtures, equipment and personal property, if any, owned by Seller and attached or appurtenant to, located on and used in connection with the ownership, use, operation or maintenance of that certain property and having a street address at 7521 Woodman Avenue, Los Angeles, CA, and more particularly described in
Schedule 2 hereto and the buildings, structures, facilities or improvements presently located or hereinafter located thereon (all of the foregoing being hereinafter collectively referred to as the "Personal Property").

            TO HAVE AND TO HOLD the Personal Property unto Purchaser, its successors and assigns, forever.

            SELLER hereby sells, transfers, delivers, grants and conveys the Personal Property in its "AS IS" condition, without any representation, warranty or recourse, and any representation or warranty of merchantability or fitness and any right to recourse against Seller is hereby expressly excluded, except that Seller represents and warrants that the personal property described on Schedule 1 is free and clear of all liens or encumbrances.

            IN WITNESS WHEREOF, Seller has duly executed this Bill of Sale, as of this [______________].

                              SELLER:

                              THE STROH COMPANIES, INC.


                              By:
                                   -------------------------------
                                    Name:  Christopher T. Sortwell
                                    Title:  Treasurer

                           SCHEDULE 1 TO EXHIBIT H

                    DESCRIPTION OF THE PERSONAL PROPERTY

1 steel desk
2 office chairs (wood structure, cloth padded)
1 wood bookcase
1 steel safe
1 4-drawer, filing cabinet
1 supply steel cabinet
1 wood steel framed table
1 water cooler
3 small plastic trash containers
3 100 ft. hoses
2 weeder grass cutters
1 submersible sump pump (3 horsepower) located Southeast of bottling plant 1 sump pump located in powerhouse basement

                           SCHEDULE 2 TO EXHIBIT H

                          LEGAL DESCRIPTION OF LAND


            ALL THAT CERTAIN piece, parcel and tract of land, situated in the State of California, County of Los Angeles and City of Los Angeles, described as follows:

      Assessor's Parcel Number:

                                  EXHIBIT I

                        ASSIGNMENT AND ASSUMPTION OF
               LEASES, SECURITY DEPOSITS AND PREPAID RENTS


            THIS ASSIGNMENT AND ASSUMPTION, made as of [______________], by and between THE STROH COMPANIES, INC., a Delaware corporation having an office at 100 River Place, Detroit, MI 48207-4291 ("SELLER"), and COPART, INC., a California corporation having an office at 5500 E. Second Street, Second Floor, Benicia, CA 94510 ("PURCHASER").

                            W I T N E S S E T H :


            WHEREAS, by Contract of Sale, dated as of __________ ___, 1996 (the "CONTRACT OF SALE"), between Seller and Purchaser, Purchaser agreed to purchase from Seller and Seller agreed to sell to Purchaser certain real property described on Schedule 1 annexed hereto and made a part hereof and the buildings and other improvements thereon, as more fully described in the Contract of Sale (the "PROPERTY"); and

            WHEREAS, the Contract of Sale provides, INTER ALIA, that Seller shall assign to Purchaser all of Seller's interest in and to the leases and licenses and other agreements granting rights of occupancy to tenants and affecting the Property and that Purchaser shall accept such assignment and assume the obligations of landlord under the said leases, licenses and other agreements all as more fully provided in the Contract of Sale.

            NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Seller and Purchaser hereby agree as follows:

            1. ASSIGNMENT AND ASSUMPTION OF THE LEASES. Seller hereby assigns, sets over and transfers to Purchaser, to have and to hold from and after the date hereof, all of Seller's right, title and interest, as landlord, in, to and under those certain leases and other agreements listed on Schedule 2 annexed hereto and made a part hereof (the "LEASES"), including, without being limited to, all of Seller's right, title and interest in, to and under any prepaid rent, security deposits or other sums held by Seller as landlord under any of the Leases. Purchaser hereby accepts the within assignment and assumes and agrees with Seller to perform and comply with and to be bound by all of the terms, covenants, agreements, provisions and conditions of the Leases on the part of the landlord thereunder to be performed on and after the date hereof, in the same manner and with the same force and effect as if Purchaser had originally executed the Leases as landlord. Seller shall remain liable for all leasing commissions, fees or expenses, if any, due with respect to the current term of Leases entered into on or prior to the date of the Contract of Sale regardless of when such commissions are due or accrue (excluding, however, with respect to all renewals, or extensions or expansions thereof) and hereby unconditionally, absolutely and irrevocably agrees to indemnify, defend and hold harmless Purchaser of, from and against any and all costs, claims, obligations, damages, penalties, causes of action, losses, injuries, liabilities and expenses (including, without being limited to, reasonable attorney's fees and disbursements), of whatever kind or nature, arising out of, in connection with or with respect to (i) any claim for any such leasing commissions or (ii) any breach by Seller under the Leases with respect to the period prior to the date hereof.

            2. INDEMNIFICATION. Purchaser hereby unconditionally, absolutely and irrevocably agrees to indemnify and to hold harmless Seller of, from and against any and all costs, claims, obligations, damages, penalties, causes of action, losses, injuries, liabilities and expenses (including, without being limited to, reasonable attorney's fees and disbursements), of whatever kind or nature, arising out of, in connection with or accruing under the Leases from and after the date hereof, including, without being limited to, any such liabilities or expenses arising in connection with any prepaid rent, security deposit or other sums held by Purchaser as the landlord under any of the Leases or arising in connection with brokerage commissions for any renewal, extension or expansion options exercised from and after the date of the Contract of Sale (including, without limitation, in respect of any Lease entered into on or prior to the date of the Contract of Sale), regardless of when such commissions are due or accrue.

            3. MISCELLANEOUS. This Assignment and the obligations of Seller and Purchaser hereunder shall survive the closing of the transactions referred to in the Contract of Sale, shall be binding upon and inure to the benefit of Seller and Purchaser and their respective successors and assigns, shall be governed by and construed in accordance with the laws of the State of California and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith.

            IN WITNESS WHEREOF, Seller and Purchaser have duly executed this Assignment as of the day and year first above written.

                              SELLER:

                              THE STROH COMPANIES, INC.


                              By:
                                   -------------------------------
                                    Name:  Christopher T. Sortwell
                                    Title:  Treasurer

                              PURCHASER:

                              COPART, INC.



                              By:
                                   ------------------------
                                    Name:
                                    Title:

STATE OF ______________)
                       )  ss.:
COUNTY OF _____________)


            On this      day of      , in the year of 1996, before me
[HERE INSERT NAME AND QUALITY OF THE OFFICER], personally appeared Christopher T. Sortwell, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as president (or secretary) or on behalf of the corporation therein named and acknowledged to me that the corporation executed it.

                                                ______________________________
                                                [Notary Public]


STATE OF CALIFORNIA     )
                        )  ss.:
COUNTY OF ____________  )


            On this ____ day of ____________, in the year 1996, before me [HERE INSERT THE NAME AND QUALITY OF THE OFFICER], personally appeared __________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as president (or secretary) or on behalf of the corporation therein named and acknowledged to me that the corporation executed it.

                                                ______________________________
                                                [Notary Public]

                           SCHEDULE 1 TO EXHIBIT I

                             DESCRIPTION OF LAND


            ALL THAT CERTAIN piece, parcel and tract of land, situated in the State of California, County of Los Angeles and City of Los Angeles, described as follows:

      Assessor's Parcel Number:

                           SCHEDULE 2 TO EXHIBIT I

                    LEASES AND OTHER OCCUPANCY AGREEMENTS


                                 I.   LEASES


Lease by and between The Stroh Companies, Inc., as Landlord, and Los Angeles SMSA Limited Partnership, as Tenant, dated as of January 31, 1995.

Lease by and between The Stroh Companies, Inc., as Lessor, and California Moving and Storage Company, as Lessee, dated December 1, 1994.

                                  EXHIBIT J

                     GENERAL ASSIGNMENT AND ASSUMPTION


            THIS ASSIGNMENT AND ASSUMPTION, made as of [______________], by and between THE STROH COMPANIES, INC., a Delaware corporation having an office at 100 River Place, Detroit, MI 48207-4291 ("SELLER"), and COPART, INC., a California corporation having an office at 5500 E. Second Street, Second Floor, Benicia, CA 94510 ("PURCHASER").

                            W I T N E S S E T H :


            WHEREAS, by Contract of Sale, dated as of _____ __, 1996 (the "CONTRACT OF SALE"), between Seller and Purchaser, Purchaser agreed to purchase from Seller and Seller agreed to sell to Purchaser certain real property described on Schedule I annexed hereto and made a part hereof and the buildings and other improvements thereon and other property all as more fully defined in the Contract of Sale as the "PROPERTY"; and

            WHEREAS, the Contract of Sale provides, INTER ALIA, that Seller shall assign to Purchaser the certificates, licenses and permits listed on
Schedule II annexed hereto (collectively, the "PERMITS"), the service, maintenance, supply and management contracts and agreements listed on
Schedule II annexed hereto (collectively, the "SERVICE CONTRACTS") and all of Seller's right, title and interest in the sewer facility charges relating to the Property (the "SEWER FACILITY CREDITS"), and that Purchaser shall accept such assignment and assume the obligations of Seller under the Service Contracts, all as more fully provided in the Contract of Sale.

            NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby agrees as follows:

            1. Seller hereby assigns, sets over and transfers to Purchaser, to have and to hold from and after the date hereof, all of Seller's right, title and interest in, to and under the Permits, the Service Contracts and the Sewer Facility Credits, and Purchaser hereby accepts the within assignment and assumes and agrees with Seller to perform and comply with and to be bound by all the terms, covenants, agreements, provisions and conditions of the Service Contracts on the part of the owner of the Property thereunder to be performed on and after the date hereof, in the same manner and with the same force and effect as if Purchaser had originally executed the Service Contracts as the owner of the Property.

            2. Purchaser hereby unconditionally, absolutely and irrevocably agrees to indemnify and hold Seller harmless of, from and against any and all costs, claims, obligations, damages, penalties, causes of action, losses, injuries, liabilities and expenses, including, without limitation, reasonable attorneys' fees and disbursements, arising out of, in connection with or accruing under the Service Contracts on and after the date hereof.

            3. Seller hereby unconditionally, absolutely and irrevocably agrees to indemnify and hold Purchaser harmless of, from and against any and all costs, claims, obligations, damages, penalties, causes of action, losses, injuries, liabilities and expenses, including, without limitation, reasonable attorneys' fees and disbursements, arising out of, in connection with or accruing under the Service Contracts before the date hereof.

            4. (a) This Agreement shall not be construed as a representation or warranty by Seller as to the transferability of the Permits, the Service Contracts or the Sewer Facility Credits, and Seller shall have no liability to Purchaser in the event that any or all of the Permits, the Service Contracts or the Sewer Facility Credits (i) are not transferable to Purchaser or (ii) are cancelled or terminated by reason of this assignment or any acts of Purchaser. The within assignment of the Sewer Facility Credits is made without any representation or warranty of, or recourse to, Seller.

            (b) This Assignment and the obligations of Seller and Purchaser hereunder shall survive the closing of the transactions referred to in the Contract of Sale, shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective successors and assigns, shall be governed by and construed in accordance with the laws of the State of California and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith.

            IN WITNESS WHEREOF, Seller and Purchaser have duly executed this Assignment as of the day and year first above written.

                              SELLER:

                              THE STROH COMPANIES, INC.



                              By: ________________________________
                                    Name:  Christopher T. Sortwell
                                    Title:  Treasurer

                              PURCHASER:

                              COPART, INC.



                              By: _____________________________
                                    Name:
                                    Title:

STATE OF_________ )
                  )  ss.:
COUNTY OF _______ )

            On this ____ day of ___________ , in the year 1996, before me [HERE INSERT NAME AND QUALITY OF THE OFFICER], personally appeared Christopher T. Sortwell, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as president (or secretary) or on behalf of the corporation therein named and acknowledged to me that the corporation executed it.

                                                ______________________________
                                                [Notary Public]



STATE OF CALIFORNIA     )
                        )  ss.:
COUNTY OF _____________ )


            On this ____ day of ___________ , in the year 1996, before me [HERE INSERT THE NAME AND QUALITY OF THE OFFICER], personally appeared _________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as president (or secretary) or on behalf of the corporation therein named and acknowledged to me that the corporation executed it.

                                                ______________________________
                                                [Notary Public]

                           SCHEDULE I TO EXHIBIT J

                             DESCRIPTION OF LAND


            ALL THAT CERTAIN piece, parcel and tract of land, situated in the State of California, County of Los Angeles and City of Los Angeles, described as follows:

      Assessor's Parcel Number:

                          SCHEDULE II TO EXHIBIT J

                                  PERMITS


                             SERVICE CONTRACTS

                                  EXHIBIT K

                            [Intentionally Omitted]

                                  EXHIBIT L

                             TENANT LETTER FORM

                            [LETTERHEAD OF SELLER]


                                                _______________________ , 19__


                                          [Name and Address of Tenant]



                             7521 WOODMAN AVENUE

Gentlemen:

            This is to inform you that The Stroh Companies, Inc., has this day sold the captioned property to Copart, Inc. ("PURCHASER") and has transferred to Purchaser all leases, security deposits, if any, and other matters relating to your tenancy.

            Purchaser has appointed [Name new Managing Agent] to manage the captioned property. After the date hereof, you should make all payments of rent and direct all notices and requests regarding your tenancy to [Name and address of recipient of rent and notices].

                                    Very truly yours,

                                    SELLER:

                                    THE STROH COMPANIES, INC.


                                    By: ________________________________
                                          Name:  Christopher T. Sortwell
                                          Title:  Treasurer

                                    PURCHASER:

                                    COPART, INC.


                                    By: __________________________________
                                          Name:
                                          Title:

                                  EXHIBIT M

                              FIRPTA AFFIDAVIT


            Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform Copart, Inc. that withholding of tax is not required upon the disposition of a U.S. real property interest by The Stroh Companies, Inc., the undersigned hereby certifies the following on behalf of The Stroh Companies, Inc.:

            1. The Stroh Companies, Inc. is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

            2. The Stroh Companies, Inc.'s U.S. employer identification number is [______________]; and

            3. The Stroh Companies, Inc.'s office address is 100 River Place, Detroit, MI 48207-4291.

The Stroh Companies, Inc. understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

            Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and behalf it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of The Stroh Companies, Inc.

Date:  [______________]

                                    SELLER:

                                    THE STROH COMPANIES, INC.


                                    By: ________________________________
                                          Name:  Christopher T. Sortwell
                                          Title:  Treasurer

                                  EXHIBIT N

                      FORM OF TENANT ESTOPPEL CERTIFICATE


                          _______________________ , 1996

To:
______________________________
______________________________
______________________________
______________________________


            Re:         Lease Dated: _____________________________________
                 Landlord:    ____________________________________________
                              _______________________________ ("Landlord")
                  Tenant:    ____________________________________________
                              _________________________________ ("Tenant")
                  Premises:   Approximately _______ square feet located at
                              _______________________________ ("Premises")

Ladies and Gentlemen:

       The undersigned hereby certifies to Landlord and _____________________ ______________, a ______________________, or its assigns ("Buyer") as of the date hereof as follows:

            1. The undersigned is the "Tenant" under the above-referenced lease ("Lease") covering the above-referenced Premises ("Premises").

            2. The Lease, attached hereto as EXHIBIT "A", constitutes the entire agreement between Landlord and Tenant with respect to the Premises and the Lease has not been modified, changed, altered or amended in any respect as follows (if none, so state): _____________________________________________
_____________________________________________________________________________.

            3. The term of the Lease commenced on _____________, 19__, and, including any presently exercised option or renewal term, will expire on _____________, 19__. Tenant has accepted complete possession of the Premises and is the actual occupant in possession and, except for ____________, has not sublet, assigned or hypothecated or otherwise transferred all or any portion of Tenant's leasehold interest. All improvements to be constructed on the Premises by Landlord have been completed to the satisfaction of Tenant and accepted by Tenant and any tenant construction allowances have been paid in full. All duties of an inducement nature required of the Landlord in the Lease have been fulfilled. All of the Landlord's obligations which have accrued prior to the date hereof have been performed.

            4. To Tenant's knowledge, there exists no breach or default, nor state of facts nor condition which, with notice, the passage of time, or both, would result in a breach or default on the part of either Tenant or Landlord. To the best of Tenant's knowledge, no claim, controversy, dispute, quarrel or disagreement exists between Tenant and Landlord.

            5. Tenant is currently obligated to pay base annual rental in monthly installments of $___________ per month and monthly installments of
annual rental have been paid through _______________, 19__.   No other rent
has been paid in advance and Tenant has no claim or defense against Landlord under the Lease and is asserting no offsets or credits against either the rent or Landlord. Tenant has no security, rental, cleaning or other deposits, except for a security deposit in the amount of $________________ which was paid pursuant to the Lease.

            6. The Lease is in full force and effect in accordance with its terms and is a binding obligation of the undersigned.

            7. The undersigned has received no notice of prior sale, transfer, assignment, hypothecation or pledge of the Lease or of the rents secured therein, except to Buyer.

            8. Tenant has no option or preferential right to purchase all or any part of the Premises (or the real property of which the Premises are a part) nor any right or interest with respect to the Premises or the real property of which the Premises are a part other than as set forth in the Lease. Tenant has no right to renew or extend the terms of the Lease or expand the Premises except as set forth in the Lease.

            9. Tenant has made no agreement with Landlord or any agent, representative or employee of Landlord concerning free rent, partial rent, rebate of rental payments or any other type of rental or other economic inducement or concession except as expressly set forth in the Lease.

            10. There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States, or any state thereof, or any other action brought under said bankruptcy laws with respect to Tenant.

            11. All insurance required of Tenant by the Lease has been provided by Tenant and all premiums paid.

            12. The undersigned (i) is not presently engaged in nor does it presently permit, (ii) has not at any time in the past engaged in nor permitted, any operations or activities upon, or any use or occupancy of the Premises, or any portion thereof, for the purpose of or in any way involving the handling, manufacturing, treatment, storage, use, transportation, spillage, leakage, dumping, discharge or disposal (whether legal or illegal, accidental or intentional) of any radioactive, toxic or hazardous substances, materials or wastes, or any wastes regulated under any local, state or federal law, except as follows:
___________________________________________________________________________
_________________________________________________ (if none, so state).

            13.   The undersigned acknowledges that:

            (a) Buyer or Buyer's assignee is purchasing Landlord's interest in the property which includes the Premises and, in connection with that purchase, will be receiving an assignment of Landlord's interest under the Lease;

            (b) Landlord, Buyer and Buyer's successors, agents and assigns (including, but not limited to subsequent purchasers, lenders and title insurers) will be relying upon each of the statements contained herein in connection with Buyer's purchase of the property of which the Premises are a part and but for the assurances and agreements contained herein Buyer would not purchase the property of which the Premises are a part; and

            (c) The undersigned will attorn to and recognize Buyer as the Landlord under the Lease and will pay all rents and other amounts due thereunder to Buyer upon notice to the undersigned that Buyer has become the owner of Landlord's interest in the Premises under the Lease.

                                                ______________________________,
                                                a ____________________________


                                                By: __________________________

                                                    Its: _____________________

                                   EXHIBIT O

                                SERVICE CONTRACTS



1.  Wells Fargo Guard Services   security

2.  Stay Green, Inc.             landscaping

3.  Waste Management             trash

4.  Arrowhead                    bottled water

                                EXHIBIT P

                         ENVIRONMENTAL DISCLOSURE


Copart uses, stores, handles and disposes of Hazardous Materials in connection with its salvage pool business conducted on the Property.

Asbestos containing materials are present in the roofing materials of the buildings on the Property.

Former brewery operations involved the storage and use of hazardous materials as defined by the Los Angeles Fire Department. The brewery was registered with the Los Angeles Fire Department (File 036081-001-0) for disclosure of hazardous substances onsite. (See LAFD Application for Certificate of Disclosure of Hazardous Substances (file 036081-001-0) December 1986.)

Former underground storage tanks were closed and removed from the Property as follows:

           1,000 gallon gasoline          removed 1989
           30,000 gallon No. 5 fuel oil   removed 1990
           30,000 gallon No. 5 fuel oil   removed 1990
           50,000 gallon No. 5 fuel oil   removed 1990
           50,000 gallon No. 5 fuel oil   removed 1990